CONFORMED COPY


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                      AMENDED AND RESTATED CREDIT AGREEMENT


                                   dated as of


                               September 16, 1999


                                      among

                        AIR PRODUCTS AND CHEMICALS, INC.,
                            as the Initial Borrower,

                    The Additional Borrowers Parties Hereto,

                           The Lenders Parties Hereto,

                                DEUTSCHE BANK AG,
                       BANC ONE CAPITAL MARKETS, INC. and
                                 HSBC BANK USA,
                            as Co-Syndication Agents,

                                DEUTSCHE BANK AG,
                         BANC ONE CAPITAL MARKETS, INC.,
                                 HSBC BANK USA,
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                     GOLDMAN SACHS CREDIT PARTNERS L.P. and
                               ABN AMRO BANK N.V.,
                                as Co-Arrangers,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

     =====================================================================

                             CHASE SECURITIES INC.,
                     as Lead Arranger and Sole Book Manager


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                                    ARTICLE I

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Definitions........................................................................................  1

    SECTION 1.01.  Defined Terms...................................................................  1
    SECTION 1.02.  Classification of Loans and Borrowings.......................................... 20
    SECTION 1.03.  Terms Generally................................................................. 21
    SECTION 1.04.  Accounting Terms; GAAP.......................................................... 21

                                                     ARTICLE II

The Credits........................................................................................ 21

    SECTION 2.01.  364-Day Revolving Commitments................................................... 21
    SECTION 2.02.  Five-Year Revolving Commitments................................................. 21
    SECTION 2.03.  Procedure for Revolving Loan Borrowing.......................................... 22
    SECTION 2.04.  Competitive Bid Procedure....................................................... 23
    SECTION 2.05.  Funding of Borrowings........................................................... 25
    SECTION 2.06.  Interest Elections.............................................................. 25
    SECTION 2.07.  Termination and Reduction of Commitments; Extension of Revolving Termination
                   Date............................................................................ 26
    SECTION 2.08.  Repayment of Loans; Evidence of Debt............................................ 28
    SECTION 2.09.  Optional Prepayment of Loans.................................................... 28
    SECTION 2.10.  Mandatory Prepayments and Commitment Reductions................................. 29
    SECTION 2.11.  Facility Fees; Other Fees....................................................... 30
    SECTION 2.12.  Interest........................................................................ 30
    SECTION 2.13.  Alternate Rate of Interest...................................................... 31
    SECTION 2.14.  Increased Costs................................................................. 31
    SECTION 2.15.  Break Funding Payments.......................................................... 32
    SECTION 2.16.  Taxes........................................................................... 33
    SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..................... 34
    SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.................................. 35
    SECTION 2.19.  Certain Funds Period............................................................ 36

                                   ARTICLE III

Representations and Warranties..................................................................... 36

    SECTION 3.01.  Organization; Powers............................................................ 36
    SECTION 3.02.  Authorization; Enforceability................................................... 36
    SECTION 3.03.  Governmental Approvals; No Conflicts............................................ 36
    SECTION 3.04.  Financial Condition; No Material Adverse Change................................. 37
    SECTION 3.05.  Properties...................................................................... 37
    SECTION 3.06.  Litigation and Environmental Matters............................................ 37
    SECTION 3.07.  Compliance with Laws and Agreements............................................. 38
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    SECTION 3.08.  Investment and Holding Company Status........................................... 38
    SECTION 3.09.  Taxes........................................................................... 38
    SECTION 3.10.  ERISA........................................................................... 38
    SECTION 3.11.  Disclosure...................................................................... 38
    SECTION 3.12.  Federal Regulations............................................................. 38
    SECTION 3.13.  Subsidiaries.................................................................... 39
    SECTION 3.14.  Solvency........................................................................ 39
    SECTION 3.15.  Labor Matters................................................................... 39
    SECTION 3.16.  Year 2000 Matters............................................................... 39
    SECTION 3.17.  Mandatory Offers................................................................ 39
    SECTION 3.18.  Pari Passu Obligations.......................................................... 39

                                   ARTICLE IV

Conditions......................................................................................... 39

    SECTION 4.01.  Effective Date.................................................................. 39
    SECTION 4.02.  Certain Funds Period............................................................ 41
    SECTION 4.03.  Initial Revolving Loans......................................................... 41
    SECTION 4.04.  Each Credit Event............................................................... 42
    SECTION 4.05.  Each Additional Borrower Credit Event........................................... 42


                                    ARTICLE V

Affirmative Covenants.............................................................................. 43

    SECTION 5.01.  Financial Statements and Other Information...................................... 43
    SECTION 5.02.  Notices of Material Events...................................................... 44
    SECTION 5.03.  Existence; Conduct of Business.................................................. 44
    SECTION 5.04.  Payment of Obligations.......................................................... 44
    SECTION 5.05.  Maintenance of Properties; Insurance............................................ 45
    SECTION 5.06.  Books and Records; Inspection Rights............................................ 45
    SECTION 5.07.  Compliance with Laws............................................................ 45
    SECTION 5.08.  Use of Proceeds................................................................. 45
    SECTION 5.09.  Acquisition..................................................................... 46
    SECTION 5.10.  Proceeds from Sale of Shares.................................................... 47
    SECTION 5.11.  Acquisition-Related Guarantors.................................................. 47
    SECTION 5.12.  Loan Stock...................................................................... 47
    SECTION 5.13.  Additional Guarantors........................................................... 47
    SECTION 5.14.  Asset Divisions................................................................. 47

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                                   ARTICLE VI
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Negative Covenants................................................................................. 47
    SECTION 6.01.  Interest Coverage............................................................... 47
    SECTION 6.02.  Maximum Leverage Ratio.......................................................... 48
    SECTION 6.03.  Indebtedness.................................................................... 48
    SECTION 6.04.  Liens........................................................................... 49
    SECTION 6.05.  Fundamental Changes............................................................. 50
    SECTION 6.06.  Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements .. 51
    SECTION 6.07.  Transactions with Affiliates.................................................... 52
    SECTION 6.08.  Restrictive Agreements.......................................................... 52
    SECTION 6.09.  Sales and Leasebacks............................................................ 53
    SECTION 6.10.  Changes in Fiscal Periods....................................................... 53
    SECTION 6.11.  Additional Borrowers............................................................ 53
    SECTION 6.12.  Bidco........................................................................... 53
    SECTION 6.13.  Acquisition Agreement........................................................... 53

                                   ARTICLE VII

Events of Default.................................................................................. 53

    SECTION 7.01.  Events of Default............................................................... 53
    SECTION 7.02.  Target Group Exceptions......................................................... 55

                                  ARTICLE VIII

The Agents......................................................................................... 56

                                   ARTICLE IX

Miscellaneous...................................................................................... 57

    SECTION 9.01.  Notices......................................................................... 57
    SECTION 9.02.  Waivers; Amendments............................................................. 58
    SECTION 9.03.  Expenses; Indemnity; Damage Waiver.............................................. 58
    SECTION 9.04.  Successors and Assigns.......................................................... 59
    SECTION 9.05.  Survival........................................................................ 61
    SECTION 9.06.  Counterparts; Integration; Effectiveness........................................ 61
    SECTION 9.07.  Severability.................................................................... 61
    SECTION 9.08.  Right of Setoff................................................................. 61
    SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process...................... 62
    SECTION 9.10.  WAIVER OF JURY TRIAL............................................................ 62
    SECTION 9.11.  Headings........................................................................ 62
    SECTION 9.12.  Confidentiality................................................................. 62

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    SECTION 9.13.  Interest Rate Limitation........................................................ 63
    SECTION 9.14.  Additional Borrowers............................................................ 63
    SECTION 9.15.  Conversion of Currencies........................................................ 64

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SCHEDULES:

Schedule 1.01(a) -- Pricing Grid
Schedule 2.01    -- 364-Day Revolving Commitments
Schedule 2.02    -- Five-Year Revolving Commitments
Schedule 3.06    -- Disclosed Matters
Schedule 3.13    -- Material Subsidiaries
Schedule 6.03    -- Existing Indebtedness
Schedule 6.04    -- Existing Liens
Schedule 6.07    -- Transaction Affiliates
Schedule 6.08    -- Existing Restrictions


EXHIBITS:

Exhibit A    -- Form of Assignment and Acceptance
Exhibit B-1  -- Form of Opinion of Cravath, Swaine & Moore
Exhibit B-2  -- Form of Opinion of Assistant General Counsel of the Parent
Exhibit C    -- Form of Guarantee
Exhibit D    -- Form of Additional Borrower Agreement
Exhibit E    -- Form of Additional Borrower Termination

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 16, 1999, among AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation (the "Parent"), the ADDITIONAL BORROWERS parties hereto, the LENDERS parties hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                              W I T N E S S E T H:

          WHEREAS, the Parent and Air Liquide SA ("Perrier") collectively intend, through a company organized under the laws of England and Wales and owned equally, directly or indirectly, by the Parent and Perrier ("Bidco"), to acquire (the "Stock Acquisition") all of the issued and outstanding ordinary shares, 25 pence par value (the "Shares"), of The BOC Group plc, a public limited company organized under the laws of England and Wales ("Jaguar"), and, thereafter, to divide the assets and businesses of Jaguar through a reconstruction (the "Asset Divisions" and, together with the Stock Acquisition, the "Acquisitions") (the assets and businesses to be owned by Parent pursuant to the Asset Divisions are referred to as the "Apollo Businesses");

          WHEREAS, the Parent and Perrier intend to effect the Stock Acquisition through a process that will include a preconditional bid by Bidco (the "Preconditional Bid"), recommended by Jaguar, for the shares of Jaguar and, following receipt of necessary regulatory approvals for the Stock Acquisition, a posted offer (the "Offer") for more than 50% of the Shares to which the Offer relates for the purposes of the Companies Act 1985 of England and Wales as amended (the "Companies Act"), which may be followed by a compulsory acquisition pursuant to which the Shares not tendered in the Offer will be acquired by Bidco;

          WHEREAS, in order to finance the Stock Acquisition, to refinance existing indebtedness, to pay fees and expenses in connection with the Acquisitions and the financing thereof, to support commercial paper issued by the Parent, and to provide for the working capital and general corporate needs of the Parent and its subsidiaries prior to and following the Stock Acquisition, the Parent entered into a Credit Agreement, dated as of July 6, 1999 (the "Existing Credit Agreement"); and

          WHEREAS, the Parent has requested that the Existing Credit Agreement be amended and restated in its entirety as set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree that, subject to the satisfaction of the conditions set forth in Section 4.01, the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition Agreement" has the meaning set forth in Section 4.01(b).

          "Acquisitions" has the meaning set forth in the recitals hereto.

         "Additional Borrower" means, at any time, any Subsidiary designated as an Additional Borrower by the Parent (with the consent of the Administrative Agent (such consent not to be unreasonably withheld)) pursuant to Section 9.14 that has not ceased to be an Additional Borrower pursuant to such Section or
Article VII; provided, that the Parent owns or Controls shares of Capital Stock representing at least 80% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of such Subsidiary.

          "Additional Borrower Agreement" means an Additional Borrower Agreement substantially in the form of Exhibit D.

          "Additional Borrower Termination" means an Additional Borrower Termination substantially in the form of Exhibit E.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means (a) the Administrative Agent, (b) Deutsche Bank AG, Banc One Capital Markets, Inc. and HSBC Bank USA, as co-syndication agents (the "Co-Syndication Agents"), and (c) Deutsche Bank AG, Banc One Capital Markets, Inc., HSBC Bank USA, Morgan Stanley Senior Funding, Inc., Goldman Sachs Credit Partners L.P. and ABN Amro Bank N.V., as co-arrangers.

          "Agreement" means this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Agreement Currency" has the meaning set forth in Section 9.15.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Apollo Businesses" has the meaning set forth in the recitals hereto.

          "Applicable Creditor" has the meaning set forth in Section 9.15.

          "Applicable Percentage" means, with respect to any Lender, at any time, the percentage which (a) the sum of (i) such Lender's 364-Day Revolving Commitment (or, if the 364-Day Revolving Commitments have been terminated, the aggregate principal amount of such Lender's 364-Day Revolving Loans and 364-Day
 Competitive Loans outstanding) plus (ii) such Lender's Five-Year Revolving Commitment (or, if the Five-Year Revolving Commitments have been terminated, the aggregate principal amount of such Lender's Five-Year Revolving Loans and Five-Year Competitive Loans outstanding) then
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                                                                           3


constitutes of (b) the sum of (i) the 364-Day Revolving Commitments of all the Lenders (or, if the 364-Day Revolving Commitments have been terminated, the aggregate principal amount of all the 364-Day Revolving Loans and 364-Day Competitive Loans outstanding) plus (ii) the Five-Year Revolving Commitments of all the Lenders (or, if the Five-Year Revolving Commitments have been terminated, the aggregate principal amount of all the Five-Year Revolving Loans and Five-Year Competitive Loans outstanding).

          "Applicable Rate" means, for any day, with respect to any Type of Loan, the rate for such Type of Loan as is indicated for such day on the Pricing Grid.

          "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be reasonably determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Asset Divisions" has the meaning set forth in the recitals hereto.

          "Assignee" has the meaning set forth in Section 9.04(b).

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Bidco" has the meaning set forth in the recitals hereto.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America, or any successor Governmental Authority.

          "Borrowers" means the Parent and the Additional Borrowers.

          "Borrowing" means (a) 364-Day Revolving Loans or Five-Year Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

          "Borrowing Date" means any Business Day specified in a notice pursuant to Section 2.03 as a date on which a Borrower requests the Lenders to make Loans hereunder.

          "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar and Pound Sterling deposits in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Market Transaction" means (a) the issuance or sale in a registered public offering, Rule 144A/Regulation S transaction or private placement of Capital Stock (including equity-linked securities) or notes, debentures, instruments or other debt securities with a maturity in excess of one year or (b) the incurrence of loans with a maturity in excess of one year. "Capital Market Transaction" does not include any incurrence of Indebtedness by a Project Finance Company or JV Affiliate.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Certain Funds Commencement Date" has the meaning set forth in
Section 4.02.

          "Certain Funds Period" means the period beginning on the Certain Funds Commencement Date and ending on the earliest of:

             (a) the later of (i) the date which falls 22 days after the Offer is declared unconditional in all respects and (ii) the date which is four months after the posting of the Offer, unless in either case on such date Bidco has become entitled to implement the Compulsory Acquisition procedures in respect of the Shares of Jaguar shareholders who have not accepted the Offer, in which case such date shall be the date falling nine weeks after the date on which it first became so entitled under Section 429 of the Companies Act to implement those procedures;

             (b) the date of withdrawal of the Offer; and

             (c) June 15, 2000.

          "Certain Funds Termination Date" means the earliest of the dates specified in paragraphs (a), (b) and (c) of the definition of "Certain Funds Period" in this Section.

          "Change in Control" means any of the following:

             (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 of the United States of America, as in effect on the date hereof (the "Exchange Act")) or group of persons (as so used), other than the Parent, any company a majority of whose outstanding stock entitled to vote is owned directly or indirectly by the Parent (a "Controlled Subsidiary"), or a trustee of an employee benefit plan sponsored solely by the Parent and/or such a Controlled Subsidiary, is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 20% or more of the combined voting power of the Parent's then-outstanding voting securities. Such a Change in Control will be deemed to have occurred on the first to occur of (i) the date securities are first


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                                                                           5


    purchased by a tender or exchange offer, (ii) the date upon which the Parent first learns of the acquisition of 20% or more of such securities or (iii) the later of the effective date of an agreement for the merger, consolidation or other reorganization of the Parent or the date of approval thereof by a majority of the Parent's shareholders, as the case may be;

             (b) during any period of two consecutive years, individuals who at the beginning of such period were members of the board of directors of the Parent cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the Parent's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control will be deemed to have occurred on the date upon which the requisite majority of directors fails to be elected by the shareholders of the Parent;

             (c) any other event or series of events that, notwithstanding any prior paragraph in this definition to the contrary, is determined by a majority of the outside members of the board of directors of the Parent serving in office at the time such event or events occur to constitute a change in control of the Parent for the purposes of this Agreement or any agreement or arrangement relating to Indebtedness entered into by the Parent. Such a Change in Control will be deemed to have occurred on the date of such determination or on such date as the said majority of outside members of the board of directors of the Parent shall specify;

             (d) except as contemplated pursuant to the Acquisition Agreement, Bidco shall cease to be, directly or indirectly, wholly-owned and Controlled by the Parent and Perrier or the Parent shall cease to own or Control, directly or indirectly, 50% of the Capital Stock of Bidco; or

             (e) except as contemplated pursuant to the Acquisition Agreement, at any time after the last day of the Certain Funds Period, Jaguar shall cease to be, directly or indirectly, wholly-owned and Controlled by Bidco (or, if on the last day of the Certain Funds Period, Jaguar is not, directly or indirectly, wholly-owned and Controlled by Bidco, Bidco shall cease, directly or indirectly, to own and Control Jaguar to at least the same extent it did as of the last day of the Certain Funds Period).

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(c), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law but with which institutions similarly situated to such Lender customarily comply) of any Governmental Authority made or issued after the date of this Agreement.

          "Chase" means The Chase Manhattan Bank, a New York banking corporation.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are 364-Day Revolving Loans, Five-Year Revolving Loans or Competitive Loans, and when used in reference to any Lenders, refers to whether such Lenders are 364-Day Revolving Lenders or Five-Year Revolving Lenders.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, with respect to each Lender, the 364-Day Revolving Commitment or the Five-Year Revolving Commitment of such Lender, as the case may be.


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                                                                           6

          "Companies Act" has the meaning set forth in the recitals hereto.

          "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request by the Parent for Competitive Bids in accordance with Section 2.04.

          "Competitive Loan" means a Loan made pursuant to Section 2.04.

          "Compulsory Acquisition" means an acquisition by Bidco, pursuant to Sections 428 to 430F of the Companies Act, of all of the issued and outstanding Shares not then owned by Bidco.

          "Consenting Lender" has the meaning set forth in Section 2.07(d).

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (including items related to the Parent's share of Bidco's net income which is reflected in Consolidated Net Income even when such items are not reflected in the consolidated income statement of the Parent on a line by line basis) (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business). For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters, if the Initial Funding Date shall have occurred, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to the Acquisitions as if the Acquisitions occurred on the first day of such period.

          "Consolidated Interest Coverage Ratio" means, for any period ending with the last day of any fiscal quarter of the Parent, the ratio of (a) Consolidated EBITDA for the four fiscal quarters then ended to (b) Consolidated Interest Expense for such fiscal quarters (or if such period ends less than one year after the Initial Funding Date, an annualization of the Consolidated Interest Expense for the period of the completed fiscal quarters commencing on or after the Initial Funding Date).

          "Consolidated Interest Expense" means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Parent and its Subsidiaries for such period plus capitalized interest for such period less interest income for such period, all determined on a consolidated basis in accordance with GAAP, except that Consolidated Interest Expense shall be adjusted to include any interest expense, interest income and capitalized interest of Bidco and its subsidiaries which is related to the Parent's share of the net income of Bidco and its subsidiaries which is reflected in Consolidated Net Income when such items have not been reflected in the consolidated financial statements of the Parent on a line by line basis and that Consolidated Interest Expense shall be further adjusted to exclude any non-recurring expenses incurred in connection with the financing of the Acquisitions.
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                                                                           7


          "Consolidated Leverage Ratio" means, at any date, the ratio of
(a)Consolidated Total Debt on such date to (b) Consolidated Total Capitalization on such date.

     "Consolidated Net Equity" means, at any date, the amount which would appear as shareholders' equity or preferred stock on a consolidated balance sheet of the Parent and its Subsidiaries at such date in accordance with GAAP. For purposes of calculating Consolidated Net Equity at any date after the Initial Funding Date, Consolidated Net Equity shall be calculated after giving pro forma effect (to the extent the same has not occurred) to the receipt by the Parent from the issuance of Capital Stock after the date hereof of Net Cash Proceeds equal to $1,000,000,000.

          "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent and the Parent's proportional share of Bidco and its subsidiaries) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions.

          "Consolidated Total Capitalization" means, at any date, the sum of
(a) Consolidated Total Debt at such date plus (b) Consolidated Net Equity at such date.

          "Consolidated Total Debt" means, at any date, the aggregate principal amount of all Indebtedness of the Parent and its Subsidiaries at such date, to the extent such Indebtedness would appear on a consolidated balance sheet of the Parent (excluding the notes thereto) at such date in accordance with GAAP, except that Consolidated Total Debt shall be adjusted to include any Indebtedness of Bidco and its subsidiaries which is related to the Parent's share of the interest expense of Bidco and its subsidiaries which is reflected in Consolidated Net Income (excluding Indebtedness provided by a member of the Group to Bidco) when such Indebtedness has not been reflected as Indebtedness on the consolidated balance sheet of the Parent. For purposes of calculating Consolidated Total Debt at any date after the Initial Funding Date, Consolidated Total Debt shall be calculated after giving pro forma effect (to the extent the same have not occurred) (a) to the receipt by the Parent from the issuance of Capital Stock (including equity-linked securities) after the date hereof of Net Cash Proceeds equal to $1,000,000,000, and (b) to the use of such Net Cash Proceeds to reduce Consolidated Total Debt.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Co-Syndication Agents" has the meaning set forth in the definition of "Agents" contained in this Section 1.01.

          "Currency" means Dollars or Pounds Sterling, as the case may be.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Designated Lenders" has the meaning set forth in Section 4.01(a).

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.

         "Dollar Equivalent" means, on any date of determination, with respect to any amount in Pounds Sterling, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to Pounds Sterling then in effect.

          "Dollars" or "$" mean dollars in lawful currency of the United States of America.

          "Effective Date" has the meaning set forth in Section 4.01, subject to the terms of the Escrow Letter dated September 16, 1999 from the Parent to the Persons listed on Schedule 1 thereto.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, binding notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

      "Event of Default" has the meaning assigned to such term in
Article VII.

          "Exchange Rate" means, with respect to any Currency on any date, the average of the bid and asked rates at which such Currency may be exchanged into any other relevant Currency, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M., London time, on such date. In the event that such rates do not appear on any Reuters currency page, the "Exchange Rate" with respect to such Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the London interbank market, at or about 11:00 A.M., local time, on such date for the purchase of the other relevant Currency with such Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

          "Excluded Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction outside the United States of America (other than, to the extent permitted by applicable Requirements of Law and contractual obligations to become parties to the Guarantee, Material Subsidiaries of the Parent acquired or created in connection with the Acquisitions which are organized under the laws of the United Kingdom or Australia).

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income, corporation or franchise taxes, in each case, imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or is resident for tax purposes or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.18(b)), any United States withholding tax that (i) is imposed on amounts payable to the Lender as a result of such Lender failing to be a Qualifying Lender, unless such failure results from any change in any relevant law or double taxation treaty or in the interpretation or application thereof after the date such Lender became a party to this Agreement or (ii) is attributable to such Lender's failure to comply with Section 2.16(d), except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.16(d).

          "Existing Revolving Credit Facility" means the $600,000,000 Revolving Credit Agreement dated January 31, 1996 (as amended), between the Parent, the other Borrowers named therein, the Lenders named therein, The First National Bank of Chicago, as Administrative Agent, Mellon Bank, N.A., as Documentation Agent, and ABN AMRO Bank N.V., as Global Currency Agent and Global Currency Lender.

          "Extension Date" has the meaning set forth in Section 2.07(d).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "Financial Officer" means, as to any Borrower, any of the chief financial officer, principal accounting officer or treasurer of such Borrower.

          "First Amendment": the First Amendment, dated as of December 3, 1999, to this Agreement.

          "Five-Year Competitive Loan" means a Loan made pursuant to
Section 2.04 in a Five-Year Competitive Borrowing.

          "Five-Year Revolving Commitment" means, with respect to any Lender, the obligation of such Lender, if any, to make Five-Year Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Five-Year Revolving Commitment" opposite such Lender's name on Schedule 2.02 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Five-Year Revolving Commitments is $800,000,000.

          "Five-Year Revolving Commitment Period" means the period from and including the Initial Funding Date to the Five-Year Revolving Termination Date.

          "Five-Year Revolving Lender" means each Lender that has a Five-Year Revolving Commitment or that holds Five-Year Revolving Loans.

          "Five-Year Revolving Loans" has the meaning set forth in Section 2.02.

          "Five-Year Revolving Percentage" means, as to any Five-Year Revolving Lender at any time, the percentage which such Lender's Five-Year Revolving Commitment then constitutes of the Total Five-Year Revolving Commitments (or, at any time after the Five-Year Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Five-Year Revolving Loans then outstanding constitutes of the aggregate principal amount of the Five-Year Revolving Loans of all the Lenders then outstanding).

          "Five-Year Revolving Termination Date" means the date which is the fifth anniversary of the Effective Date.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

          "Funding Office" means the office of the Administrative Agent specified in Section 9.02 or such other office as may be specified from time to time by the Administrative Agent as its funding office or offices by written notice to the Borrowers and the Lenders.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Group" means, at any time of determination, the Parent and all its Subsidiaries (and "member of the Group" shall be construed accordingly).

          "Guarantee" means the Guarantee to be executed and delivered by the Parent and each Subsidiary Guarantor, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time, including by any supplement adding any Subsidiary Guarantor thereto. Any such supplement may be limited as required to comply with any contractual obligation or requirement of law binding upon such Subsidiary Guarantor or limiting its ability to guarantee the Loans and other obligations hereunder.

          "Guaranteed Loan Notes" means loan notes of Bidco issued pursuant to the Offer at the election of Jaguar Shareholders, having the terms described in the Press Release and guaranteed by the Loan Notes Guarantor.

          "Guarantee Obligation" of any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantors" means the Parent and the Subsidiary Guarantors, in their capacities as guarantors under the Guarantee.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services having the effect of a borrowing (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed but limited to the book value of such property when recourse is limited to such property, (f) all Guarantee Obligations of such Person in respect of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Initial Funding Date" has the meaning set forth in Section 4.03.

          "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

          "Interest Period" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect (or such other shorter period available generally in the interbank market as the Parent may agree with the Reference Lenders), and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Jaguar" has the meaning set forth in the recitals hereto.

          "Jaguar Shareholders" means the holders of the Shares from time to time.

          "Judgment Currency" has the meaning set forth in Section 9.15.

          "JV Affiliate" means any corporation, limited liability company, partnership, association or other entity (not itself being a member of the Group) at least 20% of any class of the Capital Stock of which is beneficially owned by a member of the Group.

          "Lenders" means the Persons listed on Schedule 2.01 or 2.02 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market for Dollars) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period. In the event that such rate is not available with respect to any Eurocurrency Borrowing at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the average rate (rounded upwards to five decimal places) at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London offices of the Reference Lenders in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Additional Borrower Agreements, the Guarantee and the Notes.

          "Loan Notes Guarantor" means a financial institution selected by Bidco to guarantee the Guaranteed Loan Notes.

          "Loan Parties" means the Parent and each Subsidiary of the Parent that is a party to a Loan Document.

          "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

          "Loan Stock" means Jaguar's (pound)100 million 12-1/4% Loan Stock due 2012/2017.

          "Loan Stock Trust Deed" means the Trust Deed dated 15 October 1982 between, inter alia, Jaguar and Guardian Royal Exchange Assurance plc constituting (pound)100,000,000 12-1/4% Unsecured Loan Stock 2012/2017 (as from time to time amended, varied or waived).

          "Major Default" shall mean and be deemed to have occurred if (a) the Parent shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.09(e), (f), (i) or (j); or (b) there shall exist a Default or an Event of Default under Section 7.01(a), 7.01(b), 7.01(h), 7.01(i) or 7.01(j) in respect of the Parent or any of its Material Subsidiaries or Bidco or a Default or Event of Default under Section 7.01(n) in respect of the guarantee of the Parent pursuant to the Guarantee in respect of Loans to an Additional Borrower or a Default or Event of Default under Section 7.01(o).

          "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Margin Stock" has the meaning assigned to such term in Regulation U of the Board (including, so long as the same constitute Margin Stock under Regulation U, the Shares).

          "Material Adverse Effect" means a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent to perform its payment obligations under this Agreement and the other Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Material Obligations" means Indebtedness (other than the Loans), and obligations in respect of one or more Hedging Agreements, of the Parent and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Obligations, the "principal amount" of the obligations of the Parent or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Subsidiary" means, at any time of determination, each of the Subsidiaries of the Parent at such time listed on Schedule 3.13 and any other Subsidiary at any time having operations generating at least 5% of the Consolidated EBITDA for the most recent fiscal quarter.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means, in connection with any Capital Markets Transaction (but not including in "Net Cash Proceeds" any replacements, refundings or refinancings of existing Indebtedness), the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. In addition, no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $5,000,000.

          "Non-Consenting Lender" has the meaning set forth in Section 2.07(d).

          "Non-Executing Person" has the meaning set forth in Section 4.01(a).

          "Note" means any promissory note issued pursuant to Section 2.08(e).

          "OECD Country" means any country which is a member of the Organization for Economic Cooperation and Development.

          "Offer" has the meaning set forth in the recitals hereto.

          "Offer Documents" means the Press Release, any press release announcing the Offer and the Offer documentation subsequently to be posted by Bidco setting out the detailed terms of the Offer.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Panel" means the Panel on Takeovers and Mergers in the City of London.

          "Parent" has the meaning set forth in the preamble hereto.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

          (e) easements, zoning restrictions, rights-of-way, landlords' liens on property held under lease, tenants' rights under leases and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom or, if such obligations are in the currency of such country, any other OECD Country (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or the United Kingdom), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any office of any commercial bank organized under the laws of the United States of America or any State thereof or the United Kingdom or, if such obligations are in the currency of such country, any other OECD Country which has a combined capital and surplus and undivided profits of not less than $1,000,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

          (e) any money market fund that invests primarily in the foregoing types of investments.

          "Perrier" has the meaning set forth in the recitals hereto.

          "Person" means any natural person, corporation, limited liability company, trust, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pounds Sterling" and ["pound sterling sign"] means pounds sterling in lawful currency of the United Kingdom.

          "Preconditional Bid" has the meaning set forth in the recitals hereto.

          "Press Release" means the press announcement issued on July 13, 1999 by or on behalf of Bidco publicly announcing the Preconditional Bid and, subject to the satisfaction of certain conditions, a firm intention to make the Offer.

          "Pricing Grid" means Schedule 1.01(a).

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Project Finance Company" means any Affiliate of the Parent (a) whose principal assets and business are the ownership, acquisition, development or operation of any asset or combination of assets whether directly or indirectly,
(b) none of whose Indebtedness in respect of the financing of the ownership, acquisition development or operation of any such asset benefits from recourse to any member of the Group (other than such Affiliate or another Project Finance Company) in respect of any payment or repayment in respect thereof, except as expressly referred to in paragraph (b)(iii) of the definition of "Project Finance Indebtedness" and (c) which has been designated as such by the Parent by written notice to the Administrative Agent, provided that the Parent may give written notice to the Administrative Agent at any time that any Project Finance Company is no longer a Project Finance Company, whereupon it shall cease to be a Project Finance Company.

          "Project Finance Indebtedness" means any Indebtedness which finances or otherwise relates to the acquisition, development, ownership or operation of an asset or combination of assets whether directly or indirectly:

          (a) which is incurred by a Project Finance Company; or

          (b) in respect of which the Person or Persons to whom such borrowing is or may be owed by the relevant debtor (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than to a Project Finance Company) for any payment or repayment in respect thereof other than:

                   (i) recourse to such debtor for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset or assets; or

                   (ii) recourse to such debtor for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any Lien given by such debtor over such asset or assets or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the debtor over the Capital Stock of the debtor if such debtor is a Project Finance Company) to secure such Indebtedness or to secure any recourse referred to in clause (iii) below provided that (A) the extent of such recourse to such debtor is limited solely to the amount of any recoveries made on any such enforcement, and (B) such Person or Persons are not entitled, by virtue of any right or claim arising out of or in connection with such Indebtedness, to commence proceedings for the winding up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (save only for the assets the subject of such security); or

                   (iii) recourse (A) to such debtor generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages for breach of any obligation (not being a Guarantee Obligation or other payment obligation or any obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or procure compliance by another with any financial ratios or other tests of financial condition) by the Person against whom such recourse is available or (B) to the Capital Stock in or loans to or the assets of such debtor (if such debtor is a Project Finance Company) or any other Project Finance Company owned by a member of the Group.

          "Qualifying Lender" means any Lender that is (a) a "United States person" (as defined in Section 7701(a)(30) of the Code) or (b) otherwise entitled to complete exemption from United States withholding tax on interest payable to it under this Agreement.

          "Reference Lenders" means Chase and the Co-Syndication Agents.

          "Register" has the meaning set forth in Section 9.04.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Five-Year Revolving Lenders" means, at any time, Lenders whose Five-Year Revolving Percentages aggregate at least 51%.

          "Required Lenders" means, at any time, Lenders whose Applicable Percentages aggregate at least 51%.

          "Required 364-Day Revolving Lenders" means, at any time, Lenders whose 364-Day Revolving Percentages aggregate at least 51%.

          "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule (including the Takeover Code) or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restricted Margin Stock" means Margin Stock owned by the Parent or any Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Parent and the Subsidiaries (other than any Margin Stock) that is subject to the provisions of Article 6 (including Section 6.04).

          "Revolving Loan" means a Five-Year Revolving Loan or a 364-Day Revolving Loan.

          "S&P" means Standard & Poor's Ratings Group.

          "Sale/Leaseback Transaction" has the meaning set forth in
Section 6.09.

          "Shares" has the meaning set forth in the recitals hereto.

          "Solvent" means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the expected amount of all "liabilities of such Person, contingent or otherwise", after giving effect to the expected value of rights of indemnity, contribution and subrogation, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors,
(b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on the expected amount of its debts as and to the extent expected to such debts become absolute and matured, after giving effect to the expected value of rights of indemnity, contribution and subrogation, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature, after giving effect to the expected value of rights of indemnity, contribution and subrogation. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sterling Equivalent" means, on any date of determination, with respect to any amount in Dollars, the equivalent in Pounds Sterling of such amount, determined by the Administrative Agent using the Exchange Rate with respect to Dollars then in effect.

          "Stock Acquisition" has the meaning set forth in the recitals hereto.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Parent, but excluding any Project Finance Company the accounts of which would not be consolidated with those of the Parent in the Parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP on the date of determination.

          "Subsidiary Guarantor" means, subject to Section 5.11, each Material Subsidiary of the Parent that is wholly owned at any time on or after the date hereof other than any Excluded Foreign Subsidiary.

          "Takeover Code" shall mean the City Code on Takeovers and Mergers.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "364-Day Competitive Loan" means a Loan made pursuant to Section 2.04 in a 364-Day Competitive Borrowing.

          "364-Day Revolving Commitment" means, with respect to any Lender, the obligation of such Lender, if any, to make 364-Day Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "364-Day Revolving Commitment" opposite such Lender's name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the 364-Day Revolving Commitments is (pound)3,950,000,000. The 364-Day Revolving Commitments shall be converted to 364-Day Revolving Commitments denominated in Dollars on a date selected by the Parent that is not less than seven Business Days prior to the Initial Funding Date at the Exchange Rate then in effect. The Administrative Agent shall promptly notify each 364-Day Revolving Lender of such conversion and the amount of its 364-Day Revolving Commitment in Dollars after giving effect thereto.

          "364-Day Revolving Commitment Period" means the period from and including the Initial Funding Date to the 364-Day Revolving Termination Date.

          "364-Day Revolving Lender" means each Lender that has a 364-Day Revolving Commitment or that holds 364-Day Revolving Loans.

          "364-Day Revolving Loans" has the meaning set forth in Section 2.01.

          "364-Day Revolving Percentage" means, as to any 364-Day Revolving Lender at any time, the percentage which such Lender's 364-Day Revolving Commitment then constitutes of the Total 364-Day Revolving Commitments (or, at any time after the 364-Day Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's 364-Day Revolving Loans then outstanding constitutes of the aggregate principal amount of the 364-Day Revolving Loans of all the Lenders then outstanding).

          "364-Day Revolving Termination Date" means the date which is 364 days after the Effective Date (subject to extension pursuant to Section 2.07).

          "Total Five-Year Revolving Commitments" means, at any time, the aggregate amount of the Five-Year Revolving Commitments in effect.

          "Total 364-Day Revolving Commitments" means, at any time, the aggregate amount of the 364-Day Revolving Commitments in effect.

          "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and the Additional Borrower Agreements, the borrowing of Loans and the use of the proceeds thereof.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "Unconditional Offer Date" shall mean the date upon which the Offer has become or has been declared unconditional in all respects as permitted under
Section 5.09.

          "Unrestricted Margin Stock" means any Margin Stock owned by the Parent or any Subsidiary which is not Restricted Margin Stock.

          "Whitewash Date" means, as to any Subsidiary organized in the United Kingdom acquired in connection with the Acquisitions, the date on which such Subsidiary is permitted to provide financial assistance in accordance with Sections 151-158 of the Companies Act in respect of the Loans.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "364-Day Revolving Loan"), by Type (e.g., a "Eurocurrency Loan") or currency (e.g., a "Dollar Loan") or by a combination thereof (e.g., a "364-Day Eurocurrency Revolving Loan" or a "Dollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "364-Day Revolving Borrowing"), by Type (e.g., a "Eurocurrency Borrowing") or currency (e.g., a "Dollar Borrowing") or by a combination thereof (e.g., a "364-Day Eurocurrency Revolving Borrowing" or a "Dollar Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to amounts in Dollars shall refer, as appropriate, to the equivalent in Dollars of amounts in other currencies.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. 364-Day Revolving Commitments. Subject to the terms and conditions hereof, each 364-Day Revolving Lender severally agrees to make revolving credit loans ("364-Day Revolving Loans") to the Borrowers from time to time during the 364-Day Revolving Commitment Period in an aggregate principal amount at any one time outstanding which will not result in (a) the aggregate principal amount of outstanding 364-Day Revolving Loans of such Lender exceeding such Lender's 364-Day Revolving Commitment, (b) the sum of the aggregate principal amount of outstanding 364-Day Revolving Loans plus the aggregate principal amount of outstanding 364-Day Competitive Loans exceeding the Total 364-Day Revolving Commitments and (c) the aggregate outstanding principal amount of Revolving Loans to the Additional Borrowers exceeding $200,000,000 at any time. During the 364-Day Revolving Commitment Period, the Borrowers may use the 364-Day Revolving Commitments by borrowing, prepaying, and reborrowing the 364-Day Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof.

          SECTION 2.02. Five-Year Revolving Commitments. Subject to the terms and conditions hereof, each Five-Year Revolving Lender severally agrees to make revolving credit loans ("Five-Year Revolving Loans") to the Borrowers from time to time during the Five-Year Revolving Commitment Period in an aggregate principal amount at any one time outstanding which will not result in (a) the aggregate principal amount of outstanding Five-Year Revolving Loans of such Lender exceeding such Lender's Five-Year Revolving Commitment, (b) the sum of the aggregate principal amount of outstanding Five-Year Revolving Loans plus the aggregate principal amount of outstanding Five-Year Competitive Loans exceeding the Total Five-Year Revolving Commitments and (c) the aggregate outstanding principal amount of Revolving Loans to the Additional Borrowers exceeding $200,000,000 at any time. During the Five-Year Revolving Commitment Period, the Borrowers may use the Five-Year Revolving Commitments by borrowing, prepaying, and reborrowing the Five-Year Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof.

          SECTION 2.03. Procedure for Revolving Loan Borrowing. (a) To request a 364-Day Revolving or Five-Year Revolving Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with this Section:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing, and whether such Borrowing is to be a 364-Day Borrowing or a Five-Year Borrowing;

          (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise in writing each affected Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          (b) Each 364-Day Revolving Loan or Five-Year Revolving Loan shall be made as part of a Borrowing consisting of 364-Day Revolving Loans or Five-Year Revolving Loans, as the case may be, made by the relevant Lenders ratably in accordance with their respective 364-Day Revolving Commitments or Five-Year Revolving Commitments, as the case may be. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any 364-Day Revolving Loan or Five-Year Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (c) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the Parent may request in accordance herewith. Each Lender at its option may make any Eurocurrency Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Revolving Loan in accordance with the terms of this Agreement.

          (d) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Revolving Borrowings outstanding.

          SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, (i) from time to time following the initial Borrowing Date of Revolving Loans and during the 364-Day Revolving Commitment Period the Parent may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans in Dollars; provided that the sum of the aggregate principal amount of outstanding 364-Day Revolving Loans plus the aggregate principal amount of outstanding 364-Day Competitive Loans at any time shall not exceed the 364-Day Total Revolving Commitments, and (ii) from time to time following the initial Borrowing Date of Revolving Loans and during the Five-Year Revolving Commitment Period the Parent may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans in Dollars; provided that the sum of the aggregate principal amount of outstanding Five-Year Revolving Loans plus the aggregate principal amount of outstanding Five-Year Competitive Loans at any time shall not exceed the Five-Year Total Revolving Commitments. To request Competitive Bids, the Parent shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Parent may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Parent. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.04:

          (i)   the aggregate amount of the requested Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing, and whether such Borrowing is a 364-Day Competitive Borrowing or a Five-Year Competitive Borrowing;

          (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Parent's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Parent in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Parent) of the Competitive Loan or Loans that the relevant Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the relevant Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Parent by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Parent may accept or reject any Competitive Bid. The Parent shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Parent to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Parent shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Parent rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Parent shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Parent may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Parent. A notice given by the Parent pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Parent at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in Dollars, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request. All Revolving Loans shall be made in Dollars. All Competitive Loans shall be made in Dollars.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert any Revolving Borrowing to a different Type or to continue any Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

          (iv) if the resulting Borrowing is a Eurocurrency Borrowing the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise in writing each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07. Termination and Reduction of Commitments; Extension of Revolving Termination Date. (a) Unless previously terminated, (i) the 364-Day Revolving Commitments shall terminate on the 364-Day Revolving Termination Date and (ii) the Five-Year Revolving Commitments shall terminate on the Five-Year Revolving Termination Date.

          (b) The Parent may at any time terminate, or from time to time reduce, the 364-Day Revolving Commitments or Five-Year Revolving Commitments; provided that (i) each reduction shall be in an amount that is not less than (pound)10,000,000 (or $10,000,000, in the case of any reduction after the 364-Day Revolving Commitments are converted to Dollars in accordance with the terms hereof), in the case of the 364-Day Revolving Commitments, and $10,000,000, in the case of the Five-Year Revolving Commitments, (ii) the Parent shall not terminate or reduce the 364-Day Revolving Commitments if, after giving effect to any concurrent prepayment of the 364-Day Revolving Loans in accordance with Section 2.09, the sum of the aggregate principal amount of outstanding 364-Day Revolving Loans plus the aggregate principal amount of outstanding 364-Day Competitive Loans would exceed the Total 364-Day Revolving Commitments, and (iii) the Parent shall not terminate or reduce the Five-Year Revolving Commitments if, after giving effect to any concurrent prepayment of the Five-Year Revolving Loans in accordance with
Section 2.09, the sum of the aggregate principal amount of outstanding Five-Year Revolving Loans plus the aggregate principal amount of outstanding Five-Year Competitive Loans would exceed the Total Five-Year Revolving Commitments.

          (c) The Parent shall notify the Administrative Agent of any election to terminate or reduce the 364-Day Revolving Commitments or the Five-Year Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each notice delivered by the Parent pursuant to this Section shall be irrevocable; provided that a notice of termination of the 364-Day Revolving Commitments or the Five-Year Revolving Commitments delivered by the Parent may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the 364-Day Revolving Commitments or the Five-Year Revolving Commitments shall be permanent.

          (d) At least 30 days but not more than 60 days prior to the 364-Day Revolving Termination Date in effect at any time, the Parent, by written notice to the Administrative Agent, may request an extension of the 364-Day Revolving Termination Date in effect at such time for a period of 364 days from its then scheduled expiration. The Administrative Agent shall promptly notify each 364-Day Revolving Lender of such request, and each 364-Day Revolving Lender shall in turn, in its sole discretion, not earlier than 30 days but at least 20 days prior to such 364-Day Revolving Termination Date, notify the Parent and the Administrative Agent in writing as to whether such 364-Day Revolving Lender will consent to such extension. If any 364-Day Revolving Lender shall fail to notify the Administrative Agent and the Parent in writing of its consent to any such request for extension of the 364-Day Revolving Termination Date at least 20 days prior to the scheduled occurrence thereof at such time, such 364-Day Revolving Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Parent not later than 15 days prior to the scheduled 364-Day Revolving Termination Date in effect at such time of the decision of the 364-Day Revolving Lenders regarding the Parent's request for an extension of the 364-Day Revolving Termination Date. If all of the 364-Day Revolving Lenders consent in writing to any such request in accordance with the foregoing, the 364-Day Revolving Termination Date shall, effective as at the 364-Day Revolving Termination Date otherwise in effect at such time (the "Extension Date"), be extended for a period of 364 days from such Extension Date; provided that on each Extension Date, no Default shall have occurred and be continuing, or shall occur as a consequence thereof and the giving of a request for extension shall constitute a representation and warranty by the Parent that the representations and warranties contained in Article III are correct in all material respects on and as of the date of such notice and on such Extension Date, as though made on and as of such dates. If the Required 364-Day Revolving Lenders at such time consent in writing to any such request, the 364-Day Revolving Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those 364-Day Revolving Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other 364-Day Revolving Lender (each a "Non-Consenting Lender"). To the extent that the 364-Day Revolving Termination Date is not extended as to any 364-Day Revolving Lender pursuant to this Section, the 364-Day Revolving Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended 364-Day Revolving Termination Date without any further notice or other action by the Borrowers, such 364-Day Revolving Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.14,
2.16 and 9.03, shall survive the payment of the Loans of such 364-Day Revolving Lender as to matters occurring on or prior to such date and provided, further, that until such Non-Consenting Lender's outstanding Loans are repaid in full, all such Non-Consenting Lender's rights with respect to such Loans shall survive the 364-Day Revolving Termination Date. It is understood and agreed that no 364-Day Revolving Lender shall have any obligation whatsoever to agree to any request made by the Parent for any requested extension of the 364-Day Revolving Termination Date.

          SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) Each applicable Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each 364-Day Revolving Lender one-half of the then unpaid principal amount of each 364-Day Revolving Loan of such 364-Day Revolving Lender on the 364-Day Revolving Termination Date with respect to such Lender and the remaining one-half of the unpaid principal amount of such 364-Day Revolving Loan as of such 364-Day Revolving Termination Date on the first anniversary thereof, (ii) to the Administrative Agent for the account of each Five-Year Revolving Lender the then unpaid principal amount of each Five-Year Revolving Loan of such Five-Year Revolving Lender on the Five-Year Revolving Termination Date and (iii) to the Administrative Agent for the account of the applicable Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan. Each applicable Borrower agrees to pay interest on its Revolving Loans from time to time in accordance with Section 2.12.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, but without prejudice to clause (c) above, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09. Optional Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that no Borrower shall have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (b) The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the 364-Day Revolving Commitments or Five-Year

Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise each affected Lender of the contents thereof. Partial prepayments of 364-Day Revolving Loans or Five-Year Revolving Loans shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each prepayment of a 364-Day Revolving Borrowing or Five-Year Revolving Borrowing shall be applied ratably to the 364-Day Revolving Loans or Five-Year Revolving Loans, respectively, included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          SECTION 2.10. Mandatory Prepayments and Commitment Reductions. (a) If any Net Cash Proceeds from Capital Markets Transactions are received (other than from any Indebtedness permitted under Section 6.03 (other than paragraph (c)) by the Parent or any of its Subsidiaries, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence to the reduction of the Commitments as set forth in Section 2.10(b); provided, that, notwithstanding the foregoing, in the event of any such issuance or incurrence by Subsidiaries of the Parent that are acquired or created in connection with the Acquisitions prior to the Whitewash Date or, as applicable, the date any other applicable Requirement of Law or contractual obligation that may limit the portion of any such Net Cash Proceeds received by such Subsidiary that may be distributed or advanced to the Parent is eliminated, except to the extent that the Net Cash Proceeds therefrom may be lawfully distributed or advanced to the Parent, such Net Cash Proceeds shall be maintained as cash or invested in Permitted Investments and shall be applied to such prepayment or reduction only upon the Whitewash Date or such other date.

          (b) Amounts to be applied in connection with reductions of the Commitments made pursuant to Section 2.10(a) shall be applied, without duplication, first, to reduce permanently the 364-Day Revolving Commitments, and second, to reduce permanently the Five-Year Revolving Commitments. To the extent that, after giving effect to any reduction thereof pursuant to this Section 2.10(b), the 364-Day Revolving Commitments or the Five-Year Revolving Commitments are less than the aggregate principal amount of the 364-Day Revolving Loans or the Five-Year Revolving Loans, as the case may be, the Parent shall prepay or cause to be prepaid such Loans. Each prepayment of the Loans under Section 2.10 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Amounts to be applied pursuant to this Section shall be applied, first, to prepay ABR Borrowings, if applicable, and, second, to prepay Eurocurrency Borrowings. At the option of the Parent, amounts to be applied to prepay Eurocurrency Borrowings shall, if such prepayment would not occur on the last day of the relevant Interest Period, be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account to prepay the relevant Eurocurrency Borrowings on the last day of the respective Interest Periods therefor (or, at the direction of the Parent, on any earlier date). For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Parent with the Administrative Agent. The Administrative Agent will, at the request of the Parent, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurocurrency Borrowings to be prepaid, provided that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any Requirement of Law and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Parent shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurocurrency Borrowings on the last day of the applicable Interest Periods therefor is not less than the amount that would have been available had no investments been made. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited and reinvested and disbursed as described above. If the maturity of the Loans has been accelerated pursuant to Article 7, the Administrative Agent shall apply amounts on deposit in the Prepayment Account to prepay the Eurocurrency Borrowings.

          SECTION 2.11. Facility Fees; Other Fees. (a) The Parent agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the applicable rate per annum determined in accordance with the Pricing Grid on the daily amount of the 364-Day Revolving Commitment and Five-Year Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such 364-Day Revolving Commitment or Five-Year Revolving Commitment, as the case may be, terminates; provided that, if such Lender continues to have any Revolving Loans after its 364-Day Revolving Commitment or Five-Year Revolving Commitment, as the case may be, terminates, then such facility fee shall continue to accrue at the applicable rate per annum on the daily principal amount of such Lender's Revolving Loans from and including the date on which its 364-Day Revolving Commitment or Five-Year Revolving Commitment, as the case may be, terminates to but excluding the date on which such Lender ceases to have any Revolving Loans outstanding. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.

          (b) The Parent agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent and the Administrative Agent.

          (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.12. Interest. (a) The Borrower of each Loan shall pay interest thereon as provided in this Section. The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurocurrency Loan (other than a Eurocurrency Competitive Loan), the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the 364-Day Revolving Commitment Period or Five-Year

Revolving Commitment Period, as the case may be), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

          (f) All interest and facility fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Eurocurrency Loans and facility fees shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required 364-Day Revolving Lenders or Required Five-Year Revolving Lenders, as applicable (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan), that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the affected Borrowers and Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies such Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by a Borrower for a Eurocurrency Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the relevant Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

          SECTION 2.14. Increased Costs. (a) If any Governmental Authority of the jurisdiction of any currency (or any other jurisdiction in which the funding operations of any Lender shall be conducted with respect to such currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such currency, or by reference to which interest rates applicable to Loans in such currency are determined (including any such additional cost as is contemplated by the definition of "Statutory Reserve Rate" in Section 1.01), and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Loan in such currency (other than an ABR Loan) by an amount deemed by such Lender to be material, and such Lender shall deliver to the Parent a notice requesting compensation under this paragraph and setting forth the applicable additional cost, then the Parent will pay or cause the applicable Borrower to pay to such Lender on each Interest Payment Date with respect to each affected Loan an amount that shall compensate such Lender for such additional cost (which, in the case of any additional cost as is contemplated by such definition of "Statutory Reserve Rate" shall be at the Statutory Reserve
Rate).

          (b) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement, Eurocurrency Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Parent shall pay or shall cause the applicable Borrower to pay to such Lender such additional amount or amounts as to compensate such Lender for such additional costs incurred or reduction suffered.

          (c) If any Lender determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Parent shall pay or shall cause the applicable Borrower to pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (d) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Parent and shall be conclusive absent manifest error. The Parent shall pay or cause the applicable Borrower to pay to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Parent shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          (f) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.07(b) and is revoked in accordance herewith), (d) the failure to

                                                                           33
borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent pursuant to Section 2.18, then, in any such event, the Parent shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent and shall be conclusive absent manifest error. The Parent shall or shall cause the applicable Borrower to pay to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.16. Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes except as required by applicable law. If any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes and Other Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the relevant Lenders (as the case may be) receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (a) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (b) The Borrowers shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

          (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (d) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (e) If the Administrative Agent or any Lender receives a refund in respect of Indemnified Taxes or Other Taxes paid by the Borrowers, which in the sole judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the relevant Borrower in connection with such refunded Taxes or Other Taxes, to such Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that such Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Except as provided in Section 2.04, each borrowing by any Borrower from the Lenders hereunder, each payment by any Borrower on account of any facility fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective 364-Day Revolving Percentages or Five-Year Revolving Percentages, as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by any Borrower on account of principal of and interest on its 364-Day Revolving Loans shall be made pro rata according to the respective outstanding amounts on account of the 364-Day Revolving Loans then due and payable to the 364-Day Revolving Lenders. Each payment (including each prepayment) by any Borrower on account of principal of and interest on its Five-Year Revolving Loans shall be made pro rata according to the respective outstanding amounts on account of the Five-Year Revolving Loans then due and payable to the Five-Year Revolving Lenders.

          (c) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars (based, if appropriate, on the Dollar Equivalent of the amount thereof).

          (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other relevant Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other relevant Lenders to the extent necessary so that the benefit of all such payments shall be shared by the relevant Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their relevant respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant, other than to such Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (e) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Parent is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.14, or if the Parent is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender is a Non-Consenting Lender with respect to any request to extend the 364-Day Revolving Termination Date which is approved by the Required 364-Day Revolving Lenders, as applicable, or if any Lender does not approve any amendment, waiver or modification to this Agreement or any other Loan Document which has been approved by the Required Lenders, then the Parent may, so long as no Event of Default has occurred and is continuing, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that
(i)the Parent shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply.

          SECTION 2.19. Certain Funds Period. Notwithstanding any other provision of any Loan Document to the contrary, prior to and during the Certain Funds Period, unless a Major Default is continuing, no Lender shall (or shall be entitled to instruct the Administrative Agent to) cancel any of the Commitments (except at the request of the Parent or as expressly provided herein); refuse to make any Loan hereunder in accordance with the terms hereof (to the extent of any part of any of its relevant undrawn Commitments) or rescind, terminate or cancel this Agreement; or require repayment of any Loan or exercise any right of set-off or counterclaim in respect of any Loan. Immediately upon the expiry of the Certain Funds Period, all such rights, remedies and entitlements shall be available to the Administrative Agent and each of the Lenders, to the full extent set forth in this Agreement, notwithstanding that they may not have been exercised or been available for use during the Certain Funds Period.


                                   ARTICLE III

                         Representations and Warranties

          Each Borrower represents and warrants to the Lenders that:

          SECTION 3.01. Organization; Powers. Such Borrower and each of its Subsidiaries is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to be so organized, existing or qualified or to be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.02. Authorization; Enforceability. The Transactions are within such Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by such Borrower. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (which shall not include the Offer until the commencement of the Certain Funds Period or include the consummation of the Offer until the Initial Funding Date)
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except where failure to obtain or make the same (either individually or in the aggregate) could not be reasonably expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or order of any Governmental Authority, except where any such violation (either individually or in the aggregate) could not be reasonably expected to result in a Material Adverse Effect, (c) will not violate any material provision of the charter, bylaws or other organizational document of such Borrower or any of its Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries.

          SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The audited consolidated balance sheets of Parent as at September 30, 1996, September 30, 1997 and September 30, 1998, and the related consolidated statements of income, cash flows and shareholders' equity for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly in all material respects the consolidated financial condition of Parent as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Parent as at June 30, 1999, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly in all material respects the consolidated financial condition of Parent as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Neither the Parent nor any of its Subsidiaries has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph (or the notes that accompany them).

          (b) Since September 30, 1998, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Parent and its Subsidiaries, taken as a whole.

          SECTION 3.05. Properties. (a) Such Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for any such defects that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 6.04.

          (b) Such Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,

(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Such Borrower and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither such Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Such Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves, (b) Taxes for which such Borrower or such Subsidiary has otherwise set aside on its books adequate reserves or (c) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11. Disclosure. All of the reports, financial statements, certificates or other information furnished by or on behalf of such Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) (or, in the case of any such reports, financial statements, certificates or other information in respect of Jaguar and its subsidiaries, to the best knowledge of the Parent), taken as a whole, are complete and correct in all material respects and not misleading in any material respect in light of the circumstances under which they were made or delivered; provided that, with respect to projected financial information provided by the Parent, the Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projected financial information as to future events is not to be viewed as facts and that actual results during the period or periods covered by such projected financial information may differ from the projected results.

          SECTION 3.12. Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect to the extent such use would constitute a violation of the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the applicable Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          SECTION 3.13. Subsidiaries. Schedule 3.13 sets forth the name and jurisdiction of incorporation of each Material Subsidiary of each Borrower as of the date hereof and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, and as of the date hereof there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any of the Borrower's Material Subsidiaries, except as created by the Loan Documents.

          SECTION 3.14. Solvency. Each Loan Party is, and after giving effect to the Acquisitions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          SECTION 3.15. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes against the Parent or any of its Subsidiaries pending or, to the knowledge of such Borrower, threatened; (b) hours worked by and payment made to employees of the Parent and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Parent or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Parent or the relevant Subsidiary.

          SECTION 3.16. Year 2000 Matters. The disclosure set forth under the heading "Year 2000 Readiness Disclosure" in the Parent's Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended June 30, 1999 is true and correct in all material respects as of the date of this Agreement. The costs to the Parent and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Parent and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

          SECTION 3.17. Mandatory Offers. No circumstances have arisen (whether as a result of actions by the Parent or Bidco or otherwise) whereby a mandatory offer is required to be made under the terms of Rule 9 of the Takeover Code in respect of the Shares.

          SECTION 3.18. Pari Passu Obligations. The Loans made to the Parent and the payment obligations of the Parent under the Guarantee constitute obligations of the Parent which are pari passu with all other unsecured Indebtedness of the Parent.

                                   ARTICLE IV

                                   Conditions

          SECTION 4.01. Effective Date. The Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) (the date on which such conditions are satisfied or waived, the "Effective Date"):

          (a) The Administrative Agent (or its counsel) shall have received (A) from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, provided, that, notwithstanding the foregoing, in the event that this Agreement has not been executed and conditionally delivered by each party listed on Schedule 2.01 or 2.02 on the date (which shall be no earlier than the date hereof) on which (x) all of the other conditions to the occurrence of the Effective Date shall have been satisfied or waived and (y) this Agreement shall have been executed and unconditionally delivered by the Parent and the Administrative Agent, then the condition set forth in this Section 4.01(a) shall nonetheless be satisfied on such date with respect to those parties listed on
Schedule 2.01 or 2.02 which have executed and unconditionally delivered this Agreement on or before such date if on such date the Borrower and the Administrative Agent shall have designated one or more banks, financial institutions or other entities ("Designated Lenders") to assume with the consent of such Designated Lender, in the aggregate, all of the Commitments of the parties listed on Schedule 2.01 or 2.02 (the "Non-Executing Persons") which have not executed and unconditionally delivered this Agreement as of such date (Schedules 2.01 and 2.02 shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder) and (B) from the Parent and each Subsidiary Guarantor either (i) a counterpart of the Guarantee signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guarantee) that such party has signed a counterpart of the Guarantee.

          (b) The Agreement, dated July 2, 1999 (the "Acquisition Agreement"), between the Parent and Perrier shall not have been amended or waived in any material respect without the consent of the Administrative Agent.

          (c) The Press Release shall not have been amended or waived in any material respect without the consent of the Administrative Agent.

          (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

          (e) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Cravath Swaine & Moore, New York counsel for the Parent and its Subsidiaries, substantially in the form of Exhibit B-1 and
(ii) Robert F. Gerkens, Assistant General Counsel of the Parent, substantially in the form of Exhibit B-2, and covering such other matters relating to the Parent and Bidco, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Parent hereby requests such counsel to deliver such opinions.

          (f) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Parent, the authorization of the Transactions and any other legal matters relating to the Parent, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (g) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.04.

         (h) Moody's and S&P shall have issued indicative ratings with respect to the Loans of at least Baa2 and BBB, respectively, and shall have issued indicative ratings (after giving effect to the Acquisitions) with respect to commercial paper of the Parent of at least A2 and P2, respectively.

The Administrative Agent shall notify the Parent and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 15, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. Certain Funds Period. The Certain Funds Period shall commence on the date on or after the Effective Date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) (the date on which such conditions are satisfied or waived, the "Certain Funds Commencement Date"):

          (a) All conditions in the Preconditional Bid to the making of the Offer (including conditions with respect to required regulatory approvals) shall have been satisfied (or waived with the consent of the Required Lenders) in all material respects.

          (b) The Offer shall have been posted to the Jaguar Shareholders as soon as practicable (and in any event within 28 days) after all conditions in the Preconditional Bid to the making of the Offer have been satisfied (or waived with the consent of the Required Lenders).

          (c) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Certain Funds Commencement Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

          SECTION 4.03. Initial Revolving Loans. The obligation of each Lender to make any Revolving Loan in respect of the financing of the Stock Acquisition during the Certain Funds Period is subject to the satisfaction (or waiver pursuant to Section 9.02) of the following conditions on the date of such Loan, which date shall in any event be on or after the Effective Date and on or prior to June 15, 2000 (the first date on which such conditions are satisfied or waived, the "Initial Funding Date"):

          (a) The representations and warranties of the Borrowers set forth in Sections 3.01 (other than with respect to the corporate existence of Jaguar and its subsidiaries), 3.02, 3.03 (other than with respect to Jaguar and its subsidiaries), 3.07 (other than the last sentence thereof and other than with respect to Jaguar and its subsidiaries), 3.08 and 3.12 of this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing.

          (b) There shall not be in effect any injunction or restraining order of any Governmental Authority having jurisdiction to issue such injunction or restraining order prohibiting the making of the Loans made on such date, the use of the proceeds thereof or the consummation of the Offer or the Acquisitions.

          (c) No Major Default shall have occurred and be continuing.

          (d) In the case of the Revolving Loans made on the Initial Funding Date, the Offer shall have been declared unconditional in all respects on behalf of Bidco and no Default or Event of Default shall have occurred in respect of Section 5.09(j).

          (e) In the case of the Revolving Loans made on the Initial Funding Date, the Administrative Agent shall have received copies of the Offer Documents, and of all other documents and materials filed or released publicly by the Parent or Bidco in connection with the Offer, certified as true and correct copies thereof as of the Initial Funding Date by the President, a Vice President or a Financial Officer of Bidco.

          (f) In the case of the Revolving Loans made on the Initial Funding Date, the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Initial Funding Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

          (g) In the case of the Revolving Loans made on the Initial Funding Date, the Parent shall have provided irrevocable notice of termination of the Existing Revolving Credit Facility pursuant to the terms thereof and all amounts due and payable thereunder shall have been paid in full (it being agreed that no borrowings shall be made under the Existing Revolving Credit Facility after the Initial Funding Date and each Lender which is a lender under the Existing Revolving Credit Facility hereby waives any requirement for the giving of such notice under the Existing Revolving Credit Facility).

          (h) Perrier shall have contributed (or shall simultaneously contribute) to Bidco its share of the purchase price of the Shares being acquired in the Offer in accordance with the Acquisition Agreement.

          SECTION 4.04. Each Credit Event. The obligation of each Lender to make any Revolving Loan requested to be made by it on any date (other than the Revolving Loans made during the Certain Funds Period in connection with the Stock Acquisition) is subject to the satisfaction of the following conditions (in addition to the conditions otherwise applicable):

          (a) The representations and warranties of the Borrowers set forth in
     Article III (other than those set forth in Sections 3.04 and 3.06) shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) At the time of and immediately after giving effect to such Borrowing no Default or Event of Default shall have occurred and be continuing.

     Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

          SECTION 4.05. Each Additional Borrower Credit Event. The obligation of each Lender to make Revolving Loans hereunder to any Additional Borrower is subject to the satisfaction of the following conditions:

          (a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of such Additional Borrowers Agreement or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed a counterpart of such Additional Borrower Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion of counsel for such Additional Borrower (which counsel shall be reasonably acceptable to the Administrative Agent), in a form satisfactory to the Administrative Agent, and covering such of the representations in

     Section 3.01, 3.02, 3.03 and 3.06(a) as may be reasonably requested by the Administrative Agent and such other matters relating to such Additional Borrower or its Additional Borrower Agreement as the Administrative Agent or the Required Lenders shall reasonably request.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Additional Borrower, the authorization of the Transactions relating to such Additional Borrower and any other legal or tax matters relating to such Additional Borrower, its Additional Borrower Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.


                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Parent covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. The Parent will furnish to the Administrative Agent:


          (a) within 95 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of income, cash flows and stockholders' equity as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of income, cash flows and stockholders' equity as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent
     (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections
     6.01 and 6.02 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default insofar as the same relates to any financial accounting matters covered by their audit (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be; and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02. Notices of Material Events. The Parent will furnish to the Administrative Agent and each Lender prompt written notice of the following, promptly after a Financial Officer or other responsible officer of the Parent obtains knowledge thereof:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $25,000,000;

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

          (e) any formal notices delivered under the Acquisition Agreement.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. The Parent will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.05.

          SECTION 5.04. Payment of Obligations. The Parent will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, that, if not paid, could result in a Material Adverse Effect, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05. Maintenance of Properties; Insurance. The Parent will, and will cause such of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (it being understood that, to the extent consistent with prudent business practice of persons carrying on a similar business in a similar location, a program of self-insurance for first or other loss layers may be utilized).

          SECTION 5.06. Books and Records; Inspection Rights. The Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.07. Compliance with Laws. The Parent will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used for financing the Acquisitions (including capitalization of Bidco by means of debt or equity in accordance with the Acquisition Agreement and, following the Initial Funding Date, to fund an escrow account for use to purchase or otherwise acquire Shares and including the funding of cash collateral provided by Bidco in connection with any Guaranteed Loan Notes issued pursuant to the Offer), to refinance existing Indebtedness, to pay fees and expenses in connection with the Acquisitions and the financing thereof, supporting commercial paper issued by the Parent, and providing for the working capital and general corporate needs of the Parent and its Subsidiaries prior to and following the Acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. If requested by the Administrative Agent, the Parent shall set forth in reasonable detail the use of the proceeds of each Borrowing of the Revolving Loans.

          SECTION 5.09. Acquisition. (a) The Parent will, and will cause Bidco to, comply in all material respects with the Financial Services Act 1986 and the Companies Act and all other applicable laws and regulations relevant in the context of the Offer and use all reasonable endeavors to comply in all material respects with the Takeover Code.

          (b) Subject to the provisions of the Takeover Code, the Parent will keep the Lenders and the Administrative Agent reasonably informed of, and will promptly respond to reasonable inquiries of the Administrative Agent regarding, the progress of the Offer and all material matters likely to affect the interests of the Lenders in respect of the Offer and consult with the Administrative Agent on all such matters.

          (c) Subject to any requirements of the Takeover Code, the Parent will not, and will not permit Bidco to, issue any press release or make any statement during the course of the Offer which contains any information or statement concerning the Loan Documents or the Lenders except to the extent set forth in the Loan Documents without first obtaining the prior approval of the information or statement from the Required Lenders (such approval not to be unreasonably withheld or delayed).

          (d) Subject to this Section 5.09 and if Section 5.09(e) does not apply, after the Unconditional Offer Date, the Parent will, and will cause Bidco to, use all reasonable endeavors (which shall not include making any purchase in the market) to acquire all the Shares as soon as practicable.

          (e) (i) As soon as reasonably practicable (and in any event within three Business Days) after it first becomes entitled to implement the Compulsory Acquisition procedures in respect of the Shares of Jaguar shareholders who have not accepted the Offer, the Parent shall notify the Administrative Agent thereof and (ii) as soon as reasonably practicable (and in any event within the time period prescribed by applicable law) after Bidco becomes entitled to apply the provisions of Part XIIIA of the Companies Act in relation to the Shares, the Parent shall cause Bidco to dispatch the appropriate notices under Section 429 of the Companies Act.

          (f) The Parent will, and will cause Bidco to, ensure that at no time shall circumstances arise whereby a mandatory offer is required to be made under the terms of Rule 9 of the Takeover Code in respect of the Shares.

          (g) The Parent will not, and will not permit Bidco to, acquire any Shares in the market at a price above the price set forth in the Offer.

          (h) The Parent will, and will cause Bidco to, procure that Jaguar is
(i) removed from the Official List of London Stock Exchange Limited and from the listings of the New York Stock Exchange and (ii) re-registered as a private company (in each case) as soon as legally and reasonably practicable after Bidco has received acceptances from the holders of 90% of the Shares.

          (i) The Parent will not, and will not permit Bidco to, declare the Offer unconditional as to acceptances without the consent of the Required Lenders (including the Agents) unless Bidco has acquired or has contracted to acquire (through the receipt of acceptances or otherwise) more than 50% of the Shares.

          (j) The Parent will not, and will not permit Bidco to, amend, supplement, waive or otherwise modify any substantive term or condition of the Offer as described in the Press Release (including, without limitation, any increase in the consideration to be paid but excluding any extension of the time for acceptance of the Offer permitted under paragraph (k) below and excluding any waiver of the minimum acceptance conditions to any amount which is greater than 50% of the Shares) without the consent of the Required Lenders (including, in the case of any such increase in the consideration to be paid, the Agents) if such amendment, supplement, waiver or other modification could reasonably be expected to materially adversely affect the Lenders, provided that the consent of the Required Lenders (including the Agents) shall not be required in relation to any waiver of the conditions contained in the Press Release, relating to matters other than aggregate purchase price (including the terms of the Guaranteed Loan Notes), minimum acceptance conditions (to the extent that, after giving effect to such waiver, the minimum acceptance condition would be for 50% or less of the Shares) and required regulatory approvals, that is required by the Panel.

          (k) The Parent will not, and will not permit Bidco to, extend the time for the acceptance of the Offer without the prior written consent of the Required Lenders if anything has occurred since the date of this Agreement or, as the case may be, the last extension of the time for the acceptance of the Offer that has had, or could reasonably be expected to have, a material adverse effect on the assets, business, financial condition or prospects of Jaguar and its subsidiaries and that could reasonably be expected to have a material adverse effect on the ability of the Loan Parties to perform their obligations under the Loan Documents when compared to the position that would have applied had the material adverse effect in relation to Jaguar and its subsidiaries not occurred.

          (l) The Parent will, and will cause Bidco to, give the Administrative Agent not less than two Business Days prior written notice of any proposed extension of the time for the acceptance of the Offer together with a certificate signed by two officers of the Parent confirming that as at the date of the certificate (which shall not be more than ten Business Days before the current expiry date of the Offer) to the best of their knowledge and belief (after reasonable enquiry) no material adverse effect in relation to Jaguar and its subsidiaries of the kind described in paragraph (k) above has occurred.

          SECTION 5.10. Proceeds from Sale of Shares. In the event that the Parent or any of its Subsidiaries consummates any sale of any Unrestricted Margin Stock, so long as any Loans are outstanding hereunder, the Parent will either (a) hold the proceeds of such sale as cash or (b) invest such proceeds in Permitted Investments.

          SECTION 5.11. Acquisition-Related Guarantors. Promptly following any applicable statutory waiting period, the Parent shall cause, to the extent permitted by applicable Requirements of Law and contractual restrictions, Material Subsidiaries acquired or created in connection with the Acquisitions to become Subsidiary Guarantors.

          SECTION 5.12. Loan Stock. The Parent shall use reasonable commercial efforts to ensure that Clause 7 of the Loan Stock Trust Deed is amended, varied or waived as and to the extent necessary to permit Jaguar and its subsidiaries to make any Dispositions which are contemplated or required in connection with the Asset Divisions.

          SECTION 5.13. Additional Guarantors. With respect to any Subsidiary which becomes a Subsidiary Guarantor after the Effective Date, the Parent shall promptly (but in any case within 14 days) cause such new Subsidiary (a) to become a party to the Guarantee and (b) to deliver to the Administrative Agent such certificates and opinions with respect to such Guarantee as the Administrative Agent shall reasonably request.

          SECTION 5.14. Asset Divisions. The Parent shall, subject to
Section 5.12, use its reasonable best efforts to complete in accordance with the Acquisition Agreement the Asset Divisions as soon as practicable after the Offer is declared unconditional.


                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Parent covenants and agrees with the Lenders that:

          SECTION 6.01. Interest Coverage. The Parent will not permit for any period ending with the last day of any fiscal quarter commencing after the Initial Funding Date the Consolidated Interest Coverage Ratio to be less than
2.25 to 1.00 for the first three fiscal quarters commencing after the Initial Funding Date, 2.50 to 1.00 for the next succeeding four fiscal quarters and 3.00 to 1.00 for each fiscal quarter thereafter.

          SECTION 6.02. Maximum Leverage Ratio. The Parent will not permit the Consolidated Leverage Ratio as of the last day of the first three fiscal quarters commencing after the Initial Funding Date to be greater than 0.72 to 1.00, will not permit the Consolidated Leverage Ratio as of the last day of the next succeeding four fiscal quarters to be greater than 0.69 to 1.00 and will not permit the Consolidated Leverage Ratio as of the last day of any subsequent fiscal quarter to be greater than 0.65 to 1.00.

          SECTION 6.03. Indebtedness. The Parent will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created under the Loan Documents;

          (b) Indebtedness existing on the date hereof and set forth in
     Schedule 6.03 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (c) Indebtedness of the Parent or any Subsidiary Guarantor issued pursuant to Capital Markets Transactions the Net Cash Proceeds of which are used to reduce the 364-Day Revolving Commitments and Five-Year Revolving Commitments in accordance with Section 2.10;

          (d) Indebtedness of the Parent in respect of commercial paper issued by it, provided that the aggregate principal amount of such Indebtedness at any one time outstanding does not exceed the unused portion of the 364-Day Revolving Commitments and the Five-Year Revolving Commitments;

          (e) Indebtedness of the Parent to any Subsidiary and of any Subsidiary to the Parent or any other Subsidiary;

          (f) Guarantee Obligations incurred by the Parent in respect of Indebtedness of any Subsidiary and by any Subsidiary in respect of Indebtedness of the Parent or any other Subsidiary;

          (g) Indebtedness of the Parent or its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and refinancings, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness incurred after the date hereof permitted by this clause (g) shall not exceed $25,000,000 at any time outstanding;

          (h) Indebtedness of (i) any Person (including a subsidiary of Jaguar) that becomes a Subsidiary after the date hereof, provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the Parent (including Indebtedness issued pursuant to Capital Markets Transactions) incurred to refinance or replace existing Indebtedness of Jaguar and its subsidiaries;

          (i) Indebtedness of the Parent or its Subsidiaries as an account party in respect of trade and performance letters of credit, or in respect of operating guarantees or warranties, in each case in the ordinary course of business;

         (j) Project Finance Indebtedness of Project Finance Companies, and Guarantee Obligations of the Parent or any of its other Subsidiaries in respect of Project Finance Indebtedness and Indebtedness of JV Affiliates, provided that the aggregate principal amount of the Project Finance Indebtedness which is the subject of such Guarantee Obligations incurred after the date hereof, together with the aggregate principal amount of any Indebtedness of any JV Affiliate which is the subject of Guarantee Obligations incurred after the date hereof by the Parent and its Subsidiaries, does not exceed $175,000,000;

          (k) to the extent Bidco becomes a Subsidiary of the Parent, Indebtedness of Bidco in respect of the Guaranteed Loan Notes;

          (l) Indebtedness of the Parent or its Subsidiaries as an account party in respect of letters of credit required to satisfy financing conditions of the Cantarell Nitrogen Project in Mexico, in which Jaguar or its subsidiaries are participants, which are imposed or required as a result of the Acquisitions; and

          (m) Indebtedness of the Parent or its subsidiary to finance the purchase of the outstanding shares of Capital Stock of Korea Industrial Gases Ltd. not owned by the Parent and its Subsidiaries; and

          (n) other unsecured Indebtedness in an aggregate principal amount not exceeding at any time outstanding $200,000,000 from the date hereof to and including the Initial Funding Date, $400,000,000 from immediately after the Initial Funding Date to the first anniversary of the Initial Funding Date and $600,000,000 thereafter; provided that the aggregate principal amount of Indebtedness of the Parent's Subsidiaries permitted by this clause (n) shall not exceed $100,000,000 at any time outstanding.

          SECTION 6.04. Liens. The Parent will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it (other than Unrestricted Margin Stock), or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) (i) any Lien on any property or asset of the Parent or its Subsidiary (other than any Project Finance Company) existing on the date hereof and described in Schedule 6.04, or (ii) any Lien on any property or asset of any Project Finance Company existing on the date hereof; provided that, in any such case, such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (g) of Section 6.03, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Parent or any Subsidiary and
     (v) extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens securing Indebtedness permitted under Section 6.03(e);

          (f) Liens in favor of any Governmental Authority, or any department, agency or political subdivision of any Governmental Authority, to secure partial, progress, advance or other payments pursuant to any contract or statute, including, without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type, or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

          (g) Liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not excluding the amount of such payments;

          (h) Liens securing Hedging Agreements;

          (i) Liens created by or resulting from any litigation or proceedings which are being contested in good faith; Liens arising out of judgments or awards against the Parent or any Subsidiary with respect to which the Parent or such Subsidiary is in good faith prosecuting an appeal or proceeding for review; or Liens incurred by the Parent or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Parent or such Subsidiary is a party, provided that, in each case, if the amount received thereby is more than $50,000,000, such Lien has not existed for more than 45 days;

          (j) to the extent Bidco becomes a Subsidiary of the Parent, Liens in respect of cash collateral created by Bidco in favor of the Loan Notes Guarantor to secure its obligations in respect of the Guaranteed Loan Notes;

          (k) Liens securing Indebtedness or other obligations not exceeding $25,000,000 in the aggregate at any time outstanding; and

          (l) Liens securing Project Finance Indebtedness of any Project Finance Company.

          SECTION 6.05. Fundamental Changes. (a) The Parent will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (other than Unrestricted Margin Stock), or all or substantially all of the stock of any of its Subsidiaries (other than Unrestricted Margin Stock) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except for transactions contemplated by the Acquisition Agreement and except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into a Borrower in a transaction in which a Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a

Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to any Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.06.

          (b) The Parent will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent and its Subsidiaries or Jaguar and its subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          SECTION 6.06. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements. (a) The Parent will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing which can be exercised during the term of this Agreement) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except for transactions contemplated by the Acquisition Agreement and except the following:

              (i)  Permitted Investments;

              (ii) investments, loans and advances by the Parent or any of its Subsidiaries in connection with the purchase of the outstanding shares of Capital Stock of Korea Industrial Gases, Ltd. not owned by the Parent and its Subsidiaries, provided that the aggregate amount of all such investments, loans and advances permitted by this this Section 6.06(a)(ii) shall not exceed Korean Won 250 billion;

              (iii) investments, loans and advances by the Parent or any of its Subsidiaries in the Parent or any of its Subsidiaries now or hereafter existing, provided that (A) the aggregate amount of all such investments, loans and advances and of Guarantee Obligations in respect of Indebtedness made after the date hereof by the Parent or any Subsidiary Guarantor in Subsidiaries which are not Subsidiary Guarantors shall not exceed $200,000,000 from the date hereof to the first anniversary of the date hereof, and $400,000,000 thereafter, and (B) the aggregate principal amount of such loans and advances made after the date hereof by any Subsidiary which is not a Subsidiary Guarantor to the Parent or a Subsidiary Guarantor on a basis that is not subordinated to the Loans or the guarantee thereof under the Guarantee to a Borrower or a Subsidiary Guarantor shall not exceed $100,000,000 at any time;

              (iv) Guarantee Obligations permitted by Section 6.03;

              (v) investments, loans and advances by the Parent or any Subsidiary in JV Affiliates or Project Finance Companies now or hereafter existing; provided, that any investments, loans or advances made after the date hereof to JV Affiliates or Project Finance Companies shall not in the aggregate exceed, at any time, $200,000,000 from the date hereof to the first anniversary of the date hereof, and $400,000,000 thereafter; and

             (vi) loans or advances to or investments in any Person other than a Subsidiary or the Parent, JV Affiliates or Project Finance Companies in the ordinary course of business in an aggregate principal amount not to exceed $25,000,000 at any time; and

             (vii) loans and advances to employees of the Parent or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses).

          (b) The Parent will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Parent or any Subsidiary is exposed in the conduct of its business or the management of its liabilities or in connection with the Acquisitions.

          SECTION 6.07. Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates after the date hereof, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrowers or between or among the Parent and its wholly owned Subsidiaries not involving any other Affiliate, (c) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Parent and any loans or advances to employees of the Parent or its Subsidiaries in the ordinary course of business and (d) transactions contemplated by the Acquisition Agreement; provided, however, that the Parent and its Subsidiaries shall be permitted to continue current practices and honor current long-term contracts with the Affiliates identified on Schedule 6.07. The foregoing shall not apply to customary benefits to officers, directors and employees of the Parent and its Subsidiaries or to transactions with Project Finance Companies and JV Affiliates expressly contemplated hereby.

          SECTION 6.08. Restrictive Agreements. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than Unrestricted Margin Stock), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent or any other Subsidiary or to guarantee Indebtedness of the Parent or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.08 or any extension or renewal of, or any amendment or modification not expanding the scope of, any such restriction or condition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and
(vi) the foregoing shall not apply to transactions contemplated by the Acquisition Agreement.

          SECTION 6.09. Sales and Leasebacks. The Parent will not, and will not permit any of its Subsidiaries to, enter into any arrangement after the date hereof with any Person providing for the leasing by the Parent or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Parent or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent or such Subsidiary (a "Sale/Leaseback Transaction") unless, if the asset that is the subject of such Sale/Leaseback Transaction was acquired or constructed in contemplation thereof, the transaction would be permitted as a financing under Section 6.04 (including all other Sale/Leaseback Transactions after the date hereof).

          SECTION 6.10. Changes in Fiscal Periods. The Parent will not permit the fiscal year of the Parent to end on a day other than September 30 or change the Parent's method of determining fiscal quarters.

          SECTION 6.11. Additional Borrowers. If the Parent ceases to own at least 80% of an Additional Borrower, the Parent shall, within 10 days after an officer of the Parent becomes aware of such cessation, cause such Subsidiary to cease be an Additional Borrower pursuant to an Additional Borrower Termination and to prepay all Loans made to it and outstanding at such time.

          SECTION 6.12. Bidco. The Parent will not permit Bidco to engage in any business or activity or enter into any transaction, contractual obligation or other undertaking which is not expressly permitted by, or directly related or incidental to the transactions contemplated by, the Offer Documents, this Agreement or the Acquisition Agreement in connection with the consummation of the Acquisitions.

          SECTION 6.13. Acquisition Agreement. The Parent will not amend, supplement, waive or otherwise modify in any material respect the Acquisition Agreement without the prior written consent of the Administrative Agent.


                                  ARTICLE VII

                                Events of Default

          SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Parent or any Subsidiary in or in connection with this Agreement, the Guarantee, any Additional Borrower Agreement or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, the Guarantee, any Additional Borrower Agreement or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Parent's existence), 5.08, 5.09(e), 5.09(f), 5.09(i), 5.09(j) or in
     Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or the Guarantee, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) the date on which a Financial Officer shall have discovered such default and (ii) the date on which written notice thereof has been given to the Parent by the Administrative Agent (at the request of any Lender);

          (f) the Parent or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Obligations, when and as the same shall become due and payable beyond the applicable grace period therefor;

          (g) any event or condition occurs that results in any Material Obligations (other than Project Finance Indebtedness which is not guaranteed by the Parent or any Subsidiary (other than a Project Finance Company)) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Obligations or any trustee or agent on its or their behalf to cause all of such Material Obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (unless waived); provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Material Subsidiary or any Additional Borrower or Bidco or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Material Subsidiary or any Additional Borrower or Bidco or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Parent or any Material Subsidiary or any Additional Borrower or Bidco shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Material Subsidiary or any Additional Borrower or Bidco or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action to authorize any of the foregoing;

          (j) the Parent or any Material Subsidiary or any Additional Borrower or Bidco shall become unable, admit in writing or fail generally to pay its debts as they become due, including in respect of any Subsidiary organized under the laws of the United Kingdom for the purposes of Section 123 of the Insolvency Act 1986 (other than Section 123(1)(a), (b), (c) and (d), provided that, for purposes of this paragraph, the words "to the satisfaction of the court" shall be deemed to be omitted from Section 123(1)(e) and Section 123(2));

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Parent, any Material Subsidiary, any Additional Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Material Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) a Change in Control shall occur;

          (n) the guarantee contained in Section 2 of the Guarantee shall cease, for any reason, to be in full force and effect in accordance with its terms or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (o) the Acquisition Agreement ceases to be in full effect in all material respects prior to the completion of the Asset Divisions;

then, subject to Section 7.02, and in every such event (which, prior to the Certain Funds Termination Date, must result in a Major Default) (A) (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; (B) in case of any event with respect to the Parent or Bidco described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower; and (C) in the case of any event with respect to an Additional Borrower described in clause (h) or (i) of this Article, (i) the eligibility of such Additional Borrower to borrow hereunder shall terminate and (ii) the Loans of such Additional Borrower shall become immediately due and payable, together with accrued interest thereon and all fees and other obligations of such Additional Borrower accrued hereunder without presentment, demand, protest or other notice of any kind, all of which are hereby waived.

          SECTION 7.02. Target Group Exceptions. For a period of six months after the Unconditional Offer Date, the Events of Default set out in
Section 7.01(c), (d) and (e) shall not apply to or in respect of any event with respect to the Apollo Businesses which exists on, or is a direct result of the occurrence of, the Unconditional Offer Date, provided that this exception shall not apply in relation to matters (other than those which exist on the Unconditional Offer Date) which the Parent (either directly or through control over its Subsidiaries) could reasonably be expected to have exercised control to prevent or cure in the time available since the Unconditional Offer Date.

                                  ARTICLE VIII

                                   The Agents

          Each of the Lenders hereby irrevocably appoints each Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

          No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the requisite Lenders or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Parent, a Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any of the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Parent. Upon any such resignation, the Required Lenders shall have the right, with the prior written consent of the

Parent (such consent shall not be unreasonably withheld and shall not be required if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing with respect to the Parent), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          Notwithstanding anything to the contrary contained herein, no Lender identified as an "Agent", other than the Administrative Agent, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or not taking action hereunder.


                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to the Parent or any Borrower, c/o Air Products and Chemicals, Inc., Attention of Corporate Secretary (Telecopy No. 610-481-8223);

               (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, New York, New York 10081, Attention of Chris Gould (Telecopy No. (212) 552-5777), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Peter Dedousis (Telecopy No. (212) 270-7935).

               (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement, the Guarantee nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent and the Required Lenders or by the Parent and the Administrative Agent with the consent of the Required Lenders (except that no consent is required to permit the termination of any Guarantee of any Guarantor in accordance with the terms thereof); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate or amount of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of any payment of any principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) amend, modify or waive Section 2.17(a), (b), (c) or (e) in a manner that would alter the pro rata sharing of payments required thereby without the consent of the Lenders of the Class of Lenders (constituting Required 364-Day Revolving Lenders or Required Five-Year Revolving Lenders, as the case may be) adversely affected thereby, (v) amend, modify or waive any of the provisions of this Section or the definition of "Required Lenders" or release the Parent or all or substantially all of the other Guarantors from the Guarantee or the provisions of the first sentence of Section 9.04(a) without the written consent of each Lender, (vi) amend, modify or waive Section 5.09(i) without the written consent of the Administrative Agent and the Co-Syndication Agents, (vii) amend, modify or waive Section 2.10(b) without the written consent of the Required 364-Day Revolving Lenders or amend, modify or waive the definition of Required 364-Day Revolving Lenders without the written consent of all the 364-Day Revolving Lenders or (viii) amend, modify or waive the definition of Required Five-Year Revolving Lenders without the written consent of all the Five-Year Revolving Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Parent shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or reasonable protection of its rights in connection with this Agreement, including its rights under this

Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

          (b) The Parent shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall endeavor to work cooperatively with the Parent with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. To the extent reasonably practicable and not disadvantageous to any Indemnitee, it is anticipated that a single counsel may be used. Settlement of any claim or litigation involving any material indemnified amount will require the approval of the Parent (not to be unreasonably withheld).

          (c) To the extent that the Parent fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought and as if all the Commitments of the Lenders had terminated at such time) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative Agent and the Parent must give their prior written consent to such assignment (which consent, in each case, shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or the Sterling Equivalent thereof) unless the Parent and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Parent otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of each affected Participant, agree to any amendment, modification or waiver described in clauses (i), (ii), (iii), (iv), (v), (vii) and (viii) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and
2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Parent.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, any separate letter agreements with respect to fees payable to the Administrative Agent and the Escrow Letter dated September 16, 1999 from the Parent to the Persons listed on Schedule 1 thereto constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, and the Loans have been accelerated pursuant to
Section 7.01, each Lender is hereby authorized at any time after the

Certain Funds Termination Date and from time to time thereafter, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of a Borrower against any of and all the obligations of any other Borrower now or hereafter existing under this Agreement held by such Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Parent or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "Information" means all information received from the Parent or any of its Subsidiaries relating to its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or any of its Subsidiaries; provided that, (i) in the case of information received from the Parent or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential and (ii) with respect to disclosures pursuant to clauses (b) and (c) of this Section, unless prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Parent of any request by any governmental agency or representative thereof or other Person (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such confidential information promptly after receipt of such request, and if practicable and permissible, before disclosure of such information. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Additional Borrowers. On or after the Initial Funding Date, the Parent may designate any Subsidiary of the Parent (of which the Parent owns or Controls shares representing at least 80% of the ordinary voting power of the issued and outstanding Capital Stock of such Subsidiary) as an Additional Borrower by delivery to the Administrative Agent of an Additional Borrower Agreement executed by such Subsidiary and the Parent, and upon such delivery such Subsidiary shall for all purposes of this Agreement be an Additional Borrower and a party to this Agreement until the Parent shall have executed and delivered to the Administrative Agent an Additional Borrower Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be an Additional Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Additional Borrower Termination will become effective as to any Additional Borrower at a time when any principal of or interest on any Loan to such Additional Borrower shall be outstanding hereunder; provided that such Additional Borrower Termination shall be effective to terminate such Additional Borrower's right to make further Borrowings under this Agreement. As soon as practicable upon receipt of an Additional Borrower Agreement, the Administrative Agent shall send a copy thereof to each Lender. Each

Additional Borrower hereby irrevocably appoints the Parent as its agent for service of process in respect of this Agreement and any Additional Borrower Agreement; provided that such appointment will not affect the right of any party to this Agreement to serve process on any Additional Borrower in any other manner permitted by law.

          SECTION 9.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Additional Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      AIR PRODUCTS AND CHEMICALS, INC.,

                                        by  /s/ Leo J. Daley
                                           -------------------------
                                           Name:  Leo J. Daley
                                           Title: Vice President


                                      THE CHASE MANHATTAN BANK, individually
                                      and as Administrative Agent,

                                        by  /s/ Peter Dedousis
                                           -------------------------
                                           Name:  Peter Dedousis
                                           Title: Managing Director


                                      ABBEY NATIONAL TREASURY SERVICES PLC,

                                        by  /s/ T. Rigby
                                           -------------------------
                                           Name:  T. Rigby
                                           Title: Head of Structured Finance


                                      ABN AMRO BANK N.V.,

                                        by  /s/ David A. Mandell
                                           -------------------------
                                           Name:  David A. Mandell
                                           Title: SVP

                                        by  /s/ Kimberly S. Logsdon
                                           -------------------------
                                           Name:  Kimberly S. Logsdon
                                           Title: VP


                                       BANCA COMMERCIALE ITALIANA --
                                         NEW YORK BRANCH,
                                        by  /s/ Charles Dougherty          /s/ Joseph Carlani
                                           -------------------------
                                           Name:  C. Dougherty             Joseph Carlani
                                           Title: VP                       VP


                                      BANCA DI ROMA -- NEW YORK BRANCH,

                                        by  /s/ Steven Paly                /s/ Alessandro Paoli
                                           -------------------------
                                           Name:  Steven Paly                  Alessandro Paoli
                                           Title: VP                           Asst. Treasurer



                                      BANCA MONTE DEI PASCHI DI SIENA S.P.A.,

                                        by  /s/ G. Natalicchi
                                           -------------------------
                                           Name:  G. Natalicchi
                                           Title: Senior Vice President & General
                                                  Manager

                                        by  /s/ Brian R. Landy
                                           -------------------------
                                           Name:  Brian R. Landy
                                           Title: Vice President


                                      BANCA NAZIONALE DEL LAVORO S.P.A.,
                                      NEW YORK BRANCH

                                        by  /s/ Giulio Giovine
                                           -------------------------
                                           Name:  Giulio Giovine
                                           Title: Vice President

                                        by  /s/ Leonardo Valentini
                                           -------------------------
                                           Name:  Leonardo Valentini
                                           Title: First Vice President


                                      BANCO BILBAO VIZCAYA,

                                        by  /s/ John Martini
                                           -------------------------
                                           Name:  John Martini
                                           Title: Vice President

                                        by  /s/ Alejandro Lorca
                                           -------------------------
                                           Name:  Alejandro Lorca
                                           Title: Vice President


                                      BANCO ESPANOL DE CREDITO, S.A.,
                                      NEW YORK BRANCH

                                        by  /s/ Luis Basagoiti
                                           -------------------------
                                           Name:  Luis Basagoiti
                                           Title: Executive Vice-President

                                        by  /s/ Juan Calan
                                           -------------------------
                                           Name:  Juan Calan
                                           Title: Senior Vice-President


                                      BANK HAPOALIM B.M.,

                                        by  /s/ Laura Anne Raffa           /s/ Shaun Bieidbort
                                           -------------------------
                                           Name:  Laura Anne Raffa         Shaun Bieidordbort
                                           Title: FVP                      VP

                                      BANK OF AMERICA, N.A.,

                                        by  /s/ Donald J. Chin
                                           -------------------------
                                           Name:  Donald J. Chin
                                           Title: Managing Director


                                      BANK OF CHINA,

                                       by  /s/ Luo Jiashu
                                           -------------------------
                                           Name:  Luo Jiashu
                                           Title: Deputy General Manager


                                      THE BANK OF NOVA SCOTIA,

                                       by  /s/ J. Alan Edwards
                                           -------------------------
                                           Name:  J. Alan Edwards
                                           Title: Authorized Signatory


                                       BANK OF TOKYO -- MITSUBISHI TRUST
                                       COMPANY,

                                        by  /s/ Mark O'Connor
                                           -------------------------
                                           Name:  Mark O'Connor
                                           Title: Vice President


                                       BANQUE NATIONALE DE PARIS,
                                       NEW YORK BRANCH,

                                        by  /s/  Richard L. Sted
                                           -------------------------
                                           Name:  Richard L. Sted
                                           Title: Senior Vice President


                                        by  /s/ Thomas George
                                           -------------------------
                                           Name:  Thomas George
                                           Title: Vice President
                                                  Corporate Banking Division

                                      BARCLAYS BANK PLC,

                                        by  /s/ Terance Bullock
                                           -------------------------
                                           Name:  Terance Bullock
                                           Title: Vice President


                                      BAYERISCHE HYPO-UND VEREINSBANK AG,
                                      NEW YORK BRANCH,

                                        by /s/ Alexander M. Blodi
                                           -------------------------
                                           Name:  Alexander M. Blodi
                                           Title: Director

                                        by  /s/ Imke Engelmann
                                           -------------------------
                                           Name:  Imke Engelmann
                                           Title: Associate Director


                                      CAISSE DES DEPOTS ET CONSIGNATIONS,

                                        by  /s/ signed
                                           -------------------------
                                           Name:
                                           Title:


                                       CITIBANK, NA,

                                        by  /s/ Mary W. Corkran
                                           -------------------------
                                           Name:  Mary W. Corkran
                                           Title: Vice President


                                      COMMERZBANK AG (NEW YORK BRANCH),

                                        by  /s/ Robert Donohue
                                           -------------------------
                                           Name:  Robert Donohue
                                           Title: Senior Vice President

                                        by  /s/ Andrew Lusk
                                           -------------------------
                                           Name:  Andrew Lusk
                                           Title: Assistant Treasurer

                                      COMPAGNIE FINANCIERE DE CIC ET DE
                                      L'UNION EUROPEENNE,

                                        by  /s/ D. J. Wilson          /s/  A. de Gromard
                                           -------------------------
                                           Name:  D. J. Wilson             A. de Gromard
                                           Title: Manager                  Senior Manager


                                      CREDIT AGRICOLE INDOSUEZ,

                                        by  /s/ signed                /s/ signed
                                           -------------------------
                                           Name:
                                           Title: FVP                 VP


                                      CREDIT COMMERCIAL DE FRANCE,

                                        by  /s/ Peter D. Campbell
                                           -------------------------
                                           Name:  Peter D. Campbell
                                           Title: Director Head of Corporate Banking

                                        by  /s/ Yves Meynial
                                           -------------------------
                                           Name:  Yves Meynial
                                           Title: Executive Vice President
                                                  & General Manager - UK


                                      CREDIT LYONNAIS, NEW YORK BRANCH

                                        by  /s/ Vladimir Labun
                                           -------------------------
                                           Name:  Vladimir Labun
                                           Title: First Vice President - Manager



                                      THE DAI-ICHI KANGYO BANK, LTD.,

                                        by  /s/ Matthew G. Murphy
                                           -------------------------
                                           Name:  Matthew G. Murphy
                                           Title: Vice President


                                      DEUTSCHE BANK AG LONDON

                                        by  /s/ M. G. W. Starmer-Smith
                                           -------------------------
                                           Name:  M. G. W. Starmer-Smith
                                           Title: Senior Associate Director

                                        by  /s/ B. D. Stevenson
                                           -------------------------
                                           Name:  B. D. Stevenson
                                           Title: Managing Director


                                      DRESDNER BANK AG,
                                      NEW YORK AND GRAND CAYMAN
                                      BRANCHES,

                                        by  /s/ Deborah Slusarczyk         /s/ A. Richard Morris
                                           -------------------------
                                           Name:  Deborah Slusarczyk       A. Richard Morris
                                           Title: Vice President           First Vice President


                                      FIRST COMMERCIAL BANK,
                                      NEW YORK AGENCY,

                                        by  /s/ Vincent T. C. Chen
                                           -------------------------
                                           Name:  Vincent T. C. Chen
                                           Title: SVP & General Manager


                                      FIRST UNION NATIONAL BANK,

                                        by  /s/ Constantin E. Chepurny
                                           -------------------------
                                           Name:  Constantin E. Chepurny
                                           Title: Senior Vice President


                                      FLEET NATIONAL BANK, N.A.,

                                       by  /s/ Christopher W. Criswell
                                           -------------------------
                                           Name:  Christopher W. Criswell
                                           Title: Senior Vice President


                                      THE FUJI BANK, LIMITED,

                                       by  /s/ Raymond Ventura
                                           -------------------------
                                           Name:  Raymond Ventura
                                           Title: Vice President & Manager



                                      GOLDMAN SACHS CREDIT PARTNERS L.P.,

                                        by  /s/ signed
                                           -------------------------
                                           Name:
                                           Title:

                                      HSBC BANK USA,

                                        by  /s/ D. M. Zieske
                                           -------------------------
                                           Name:  D. M. Zieske
                                           Title: Assistant Vice President


                                      THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                                        by  /s/ John Dippo
                                           -------------------------
                                           Name:  John Dippo
                                           Title: Senior Vice President


                                      LEHMAN COMMERCIAL PAPER INC.,

                                        by  /s/ Michele Swanson
                                           -------------------------
                                           Name:  Michele Swanson
                                           Title: Authorized Signatory


                                      MELLON BANK, N.A.,

                                        by  /s/ William M. Feathers
                                           -------------------------
                                           Name:  William M. Feathers
                                           Title: Assistant Vice President


                                      MORGAN STANLEY SENIOR FUNDING, INC.

                                        by  /s/ Todd Vannucci
                                           -------------------------
                                           Name:  Todd Vannucci
                                           Title: Vice President


                                      NATIONAL CITY BANK,

                                        by  /s/ Michael A. Heinricher
                                           -------------------------
                                           Name:  Michael A. Heinricher
                                           Title: Assistant Vice President


                                      NORDDEUTSCHE LANDESBANK GIROZENTRALE,

                                        by  /s/ Stephanie Finnen           /s/ Josef Haas
                                           -------------------------
                                           Name:  Stephanie Finnen           Josef Haas
                                           Title: Vice President             Vice President

                                      PARIBAS,

/s/ Donald W. Maley, Jr.                by  /s/ Paul Nicholas
------------------------                   -------------------------
 Donald W. Maley, Jr                       Name:  Paul Nicholas
 Managing Director                         Title: Vice President


                                      ROYAL BANK OF CANADA,

                                        by /s/ Sheryl L. Greenbery
                                           -------------------------
                                           Name:  Sheryl L. Greenbery
                                           Title: Senior Manager


                                      THE SANWA BANK, LIMITED,
                                      NEW YORK BRANCH

                                        by  /s/ Joseph E. Leo
                                           -------------------------
                                           Name:  Joseph E. Leo
                                           Title: Vice President and Area Manager


                                      STANDARD CHARTERED BANK,

                                        by  /s/ David D. Cutting           /s/  Andrew Y. Ng
                                           -------------------------
                                           Name:  David D. Cutting          Andrew Y. Ng
                                           Title: Senior Vice President     Vice President
                                                                            & CDM

                                      THE SUMITOMO BANK, LIMITED,

                                        by  /s/ C. Michael Garrido
                                           -------------------------
                                           Name:  C. Michael Garrido
                                           Title: Senior Vice President


                                      TORONTO DOMINION (TEXAS), INC.,

                                        by  /s/ Alva J. Jones
                                           -------------------------
                                           Name:  Alva J. Jones
                                           Title: Vice President


                                      WACHOVIA BANK, N.A.

                                        by  /s/ James Barwis
                                           -------------------------
                                           Name:  James Barwis
                                           Title: Vice President

                                      WESTDEUTSCHE LANDESBANK
                                      GIROZENTRALE, NEW YORK BRANCH,

                                        by  /s/ Alan S. Bookspan
                                           -------------------------
                                           Name:  Alan S. Bookspan
                                           Title: Director


                                        by  /s/ Barry S. Wadler
                                           -------------------------
                                           Name:  Barry S. Wadler
                                           Title: Associate


                                      WESTPAC BANKING CORPORATION,

                                        by /s/ Tony Smith
                                           -------------------------
                                           Name:  Tony Smith
                                           Title: Vice President


                                      FORTIS (USA) FINANCE LLC,

                                        by  /s/ Andrea S. Kantor
                                           -------------------------
                                           Name:  Andrea S. Kantor
                                           Title: Vice President


                                      BANK ONE, NA (MAIN OFFICE CHICAGO),

                                        by  /s/ David Snyder               /s/ Eddie Matthews
                                           -------------------------
                                           Name:  David Snyder             Eddie Matthews
                                           Title: Senior Vice President    Senior V.P.


                                      THE ROYAL BANK OF SCOTLAND PLC

                                        by  /s/ Derek Weir
                                           -------------------------
                                           Name:  Derek Weir
                                           Title: Vice President

                                                              Schedule 1.01(a)

                                  Pricing Grid

     The Applicable Rate and facility fee applicable to the 364-Day Revolving Loans and the 364-Day Revolving Commitments and the Applicable Rate and facility fee applicable to the Five-Year Revolving Loans and Five-Year Revolving Commitments are, at any time, the Applicable Rate or facility fee set forth below opposite the then-applicable ratings by S&P and Moody's for the Loans:


                ----------------------------------------------- -----------------------------------------------
   Ratings                364-Day Revolving Facility                     Five-Year Revolving Facility
                ----------------------------------------------- -----------------------------------------------
                   Applicable    Applicable        Facility      Applicable      Applicable     Facility
                      Rate          Rate              Fee           Rate            Rate          Fee
                   ABR Loans     Eurodollar                      ABR Loans       Eurodollar
                                   Loans                                           Loans
--------------- ---------------- ---------------- ------------- ---------------- --------------- --------------
A/A2                  0%              0.41%          0.09%            0%             0.375%         0.125%
--------------- ---------------- ---------------- ------------- ---------------- --------------- --------------
A-/A3                 0%              0.65%          0.10%            0%             0.60%           0.15%
--------------- ---------------- ---------------- ------------- ---------------- --------------- --------------
BBB+/Baa1             0%             0.875%          0.125%           0%             0.825%         0.175%
--------------- ---------------- ---------------- ------------- ---------------- --------------- --------------
BBB/Baa2             0.10%            1.10%          0.15%           0.05%           1.05%           0.20%
--------------- ---------------- ---------------- ------------- ---------------- --------------- --------------
BBB-/Baa3           0.325%           1.325%          0.175%         0.275%           1.275%         0.225%
--------------- ---------------- ---------------- ------------- ---------------- --------------- --------------
BB+/Ba1              0.80%            1.80%          0.20%           0.70%           1.70%           0.30%
--------------- ---------------- ---------------- ------------- ---------------- --------------- --------------

     For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Loans (after both Moody's and S&P shall have had ratings in effect for the Loans, it being understood that until such time as both Moody's and S&P have ratings in effect for the Loans, if either Moody's or S&P shall have a rating in effect for the Loans, the Applicable Rates and facility fees shall be determined based solely upon such rating), then such rating agency shall be deemed to have established a rating for the Loans equal to the applicable senior unsecured debt rating for the Parent then in effect;
(ii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall fall within different Categories, the Applicable Rates and facility fees shall be based on the higher (or lower, if the Parent's commercial paper is not rated at least P2 and A2 by Moody's and S&P, respectively) of the two ratings unless (in the case of Applicable Rates or facility fees based on the higher of two ratings) one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rates and facility fees shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rates and facility fees shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Subject to the next succeeding sentence, if the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, or if Moody's and S&P shall not have in effect a rating for the Loans or senior unsecured debt ratings for the Parent, the Parent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rates and facility fees shall be determined by reference to the rating most recently in effect prior to such change or cessation. Notwithstanding the foregoing, until such time as Moody's or S&P shall initially have in effect a rating for the Loans, the Applicable Rates and facility fees shall be determined by reference to the indicative ratings referred to in Section 4.01(h) as the same may be adjusted from time to time.